As filed with the Securities and Exchange Commission on April 7, 2022.

Registration No. 333-263715

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 3 to

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sharps Technology, Inc.

(Exact name of registrant as specified in its charter)

Nevada	3841	82-3751728
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Sharps Technology, Inc.
105 Maxess Road, Ste. 124

Melville, New York 11747
(631) 574 -4436
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert M. Hayes
Chief Executive Officer
Sharps Technology, Inc.

105 Maxess Road, Ste. 124
Melville, New York 11747
(631) 574 -4436

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Arthur Marcus, Esq. Jeff Cahlon, Esq. Sichenzia Ross Ference LLP 1185 Avenue of the Americas New York, NY 10036 (212) 930-9700	Anthony W. Basch, Esq. J. Britton Williston, Esq. Kaufman & Canoles, P.C. Two James Center, 14th Floor 1021 East Cary Street Richmond, Virginia 23219 (804) 771-5700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	APRIL 7, 2022

Up to 2,448,000 Common Units, Each Consisting of One Share of Common Stock and Two Warrants to Purchase Shares of Common Stock

Up to 2,448,000 Pre-funded Units, Each Consisting of a Pre-funded Warrant to Purchase One Share of Common Stock and Two Warrants to Purchase Shares of Common Stock

This is the initial public offering of shares of common stock and warrants to purchase shares of common stock of Sharps Technology, Inc. We are offering 2,448,000 units (the “Common Units”), each Common Unit consisting of one share of common stock, par value $0.0001, and two warrants (the “Warrants”), each whole Warrant exercisable for one share of common stock, in a firm commitment underwritten offering. The offering also includes the shares of common stock issuable from time to time upon exercise of the Warrants.

We are also offering to those purchasers, if any, whose purchase of Common Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded units (the “Pre-funded Units”) in lieu of Common Units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock. Each Pre-funded Unit will consist of a pre-funded warrant to purchase one share of common stock at an exercise price of $0.001 per share (each a “Pre-funded Warrant”) and two Warrants. The purchase price of each Pre-funded Unit is equal to the price per Common Unit being sold to the public in this offering, minus $0.001. The Pre-funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-funded Warrants are exercised in full. The offering also includes the shares of common stock issuable from time to time upon exercise of the Pre-Funded Warrants.

The shares of common stock or Pre-funded Warrants, as the case may be, and the Warrants included in the Common Units or the Pre-funded Units, can only be purchased together in this offering, but the securities included in the Common Units or Pre-funded Units are immediately separable and will be issued separately.

The Warrants included within the Common Units and Pre-Funded Units will be exercisable immediately, have an exercise price per share of common stock of equal to 100% of the public offering price of one Common Unit, and will expire five years from the date of issuance. The Warrants will be subject to forced exercise commencing six months from issuance subject to the condition that the volume weighted average price of the Company’s common stock exceeds 200% of the initial exercise price for twenty consecutive trading days and subject to certain other conditions set forth in the Warrants. In the event that a holder fails to exercise the Warrants within 30 days of notice of a forced exercise in accordance with the terms of the Warrants, the Company may redeem the Warrants at a redemption price of $0.01 per Warrant.

Prior to this offering, there was no public market for our common stock, Warrants, or Pre-Funded Warrants. We currently estimate that the initial public offering price per Common Unit will be between $5.25 and $7.25. We have applied to list our shares of common stock and Warrants for trading on the Nasdaq Capital Market, under the symbols “STSS” and “STSSW”, respectively. Completion of this offering is contingent on the approval of our listing application for trading of our common stock and Warrants on the Nasdaq Capital Market. There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system.

Prior to March 22, 2022, we were a Wyoming corporation (“Sharps Wyoming”), and on March 22, 2022, we reincorporated as a Nevada corporation (“Sharps Nevada”). In conjunction therewith, every 3.5 outstanding shares of common stock of Sharps Wyoming were converted into one share of common stock of Sharps Nevada (the “Reverse Split”). All share numbers in this registration statement have been adjusted to give effect to this Reverse Split, except as otherwise indicated.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Common Unit	Per Pre-Funded Unit	Total
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds to us., before expenses	$	$	$

(1)	Does not include a non-accountable expense allowance equal to 1% of the public offering price. See “Underwriting” for a description of compensation payable to the underwriters.

We have granted the underwriters a 45-day option to purchase up to 367,200 additional shares of common stock and/or Pre-Funded Warrants, representing 15% of the shares and Pre-funded Warrants sold in the offering and/or up to 734,400 additional Warrants, representing 15% of the Warrants sold in the offering, solely to cover over-allotments, if any. The purchase price to be paid per additional share will be equal to the public offering price of one Common Unit, less the purchase price for the two Warrants included within the Common Unit and the underwriting discount. The purchase price to be paid per Pre-funded Warrant will be equal to the public offering price of one Pre-funded Unit, less the purchase price for the two Warrants included within the Pre-Funded Unit and the underwriting discount. The purchase price to be paid per additional Warrant will be $      .

The underwriters expect to deliver the shares of common stock, Warrants and Pre-Funded Warrants to purchasers in the offering on or about                 , 2022.

Aegis Capital Corp.

The date of this prospectus is                , 2022

You should rely only on the information contained in this prospectus or in any free writing prospectuses or amendments thereto that we may provide to you in connection with this offering. Neither we nor any of the underwriters have authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus or in any such free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We can provide no assurance as to the reliability of any other information that others may give to you. The information in this prospectus is accurate only as of the date on the front cover of this prospectus, and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of such free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither we nor any of the underwriters are making an offer to sell or seeking offers to buy these securities in any jurisdiction where or to any person to whom the offer or sale is not permitted.

3

GENERAL MATTERS

Unless otherwise indicated, all references to “dollars,” “US$,” or “$” in this prospectus are to United States dollars.

This prospectus contains various company names, product names, trade names, trademarks and service marks, all of which are the properties of their respective owners.

Unless otherwise indicated or the context otherwise requires, all information in this prospectus assumes no exercise of the over-allotment option.

Unless otherwise indicated, all references to “GAAP” in this prospectus are to United States generally accepted accounting principles.

Information contained on our websites, including sharpstechnology.com, shall not be deemed to be part of this prospectus or incorporated herein by reference and should not be relied upon by prospective investors for the purposes of determining whether to purchase the securities offered hereunder.

Through and including             , 2022 all dealers effecting transactions in our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter with respect to an unsold allotment or subscription.

For investors outside the United States, neither we nor any of our agents have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourself about and to observe any restrictions relating to this offering and the distribution of this prospectus.

USE OF MARKET AND INDUSTRY DATA

This prospectus includes market and industry data that has been obtained from third party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to those industries based on that knowledge). Management’s knowledge of such industries has been developed through its experience and participation in those industries. Although our management believes such information to be reliable, neither we nor our management have independently verified any of the data from third party sources referred to in this prospectus or ascertained the underlying economic assumptions relied upon by such sources. In addition, the underwriters have not independently verified any of the industry data prepared by management or ascertained the underlying estimates and assumptions relied upon by management. Furthermore, references in this prospectus to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report survey or article is not incorporated by reference in this prospectus.

TRADEMARKS

We own or have rights to various trademarks, service marks and/or trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks and trade names or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.

4

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus carefully, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes included elsewhere in this prospectus, before making an investment decision. Unless the context otherwise requires, the terms “the Company,” “Sharps,” ‘Sharps Technology,” “we,” “us” and “our” in this prospectus refer to Sharps Technology, Inc.

Company Overview

Sharps Technology, Inc. is a medical device company that has designed and patented various safety syringes which we are seeking to commercialize.

Our safety syringes products, which we refer to as the Sharps Provensa™, are ultra-low waste and have passive safety features, which we believe will provide us a competitive advantage over other syringes. Sharps Provensa is a patented and FDA-cleared safety syringe addressing the important needs of the global healthcare market. We received FDA clearance for the Sharps Provensa on June 12, 2006, for subcutaneous and intramuscular injections into the human body.

As further discussed below, although we currently have some production capacity and thus ability to receive and fulfill orders, we expect that completing this offering will allow us to increase our production capacity and thus help us to generate and fulfill orders for our Sharps Provensa product line. We anticipate that we will commence receiving orders for and producing commercial quantities of our Sharps Provensa upon and subject to successful completion of this offering. However, we have not generated sales or received any orders to date and there is no assurance we will receive any orders for our products.

Market Opportunity

According to Infinium Global Research, in 2019, the global market for smart syringes was estimated at $7 billion and is projected to increase to $14 billion by 2026.

The World Health Organization, or WHO, has forecast a shortfall of 1-2 billion syringes in the next 2 years.

There is increased demand for low waste space syringes. This is being driven by low dose vaccines, including Covid-19. All of our product designs include Ultra – Low Waste Space and are auto disabled. Auto disabled features are required by the WHO, in order to prevent the improper reuse of the needle and syringe.

Our proprietary automated assembly line allows us to have fast scaling of production. Each automated assembly line is designed to produce 75 million units per year. In June 2020, we entered into an asset/share purchase agreement with Safegard Medical (Hungary) Kft (“Safegard”) and certain other parties and in August 2020, October 2020, and July 2021, we entered into amendments to this agreement (as amended, the “Safegard Agreement”). Under the Safegard Agreement, we received an option to purchase either the stock of Safegard or certain assets of Safegard, including a manufacturing facility in Hungary registered with the FDA and CE for the manufacture of safety syringes (see “Business—Background and Overview”). Initial molding machines and molds have been delivered to Safegard. Delivery of our first automated assembly line has also been made to Safegard and it is being tested and performing as required, to have an anticipated net yield of 75 million units per year.

However, total production capacity of 75 million units per year will be dependent on obtaining additional molding machines, molds, and raw materials to produce the required components. Further, our anticipated acquisition of an additional automated assembly line will add capacity for another 75 million units annually when matched with additional molding machines, molds and raw materials. Our current manufacturing capacity is 25 million units annually (limited by the number of components which can be produced from existing molds and molding machines). Because we already operate the Safegard facility under an operating arrangement with the seller, our manufacturing capacity will not be affected by completing the purchase of the assets or shares of Safegard.

We believe that by allowing us to increase our production capacity, completion of this offering will help us to generate and fulfill orders for our Sharps Provensa product line.

We have expanded the product line for our Sharps Provensa smart safety syringes to facilitate the use of fine needles (e.g. injectable cosmetics, local anesthetics, and the ethical self-injecting market) with safety features on demand. These new designs can be used by the pharmaceutical and related industries as a pre-fillable syringe.

Reincorporation and Reverse Split

Prior to March 22, 2022, we were a Wyoming corporation and on March 22, 2022, we reincorporated (the “Reincorporation”) as a Nevada corporation (“Sharps Nevada”) pursuant to a merger into a newly formed Nevada corporation which was approved by our board of directors and the holders of the majority of our outstanding shares of common stock. In conjunction with the Reincorporation, every 3.5 outstanding shares of common stock of Sharps Wyoming were converted into 1 share of common stock of Sharps Nevada (the “Reverse Split”). All share amounts in this registration statement give effect to the Reverse Split, except as otherwise indicated.

Corporate Information

The Company was incorporated in the State of Wyoming on December 16, 2017. On March 22, 2022, we reincorporated as a Nevada corporation. Our principal business address is 105 Maxess Road, Melville, New York 11747. We maintain our corporate website at sharpstechnology.com. The reference to our website is an inactive textual reference only. The information that can be accessed through our website is not part of this prospectus, and investors should not rely on any such information in deciding whether to purchase our securities.

5

THE OFFERING

Common Units offered by us:	2,448,000 Common Units, each consisting of one share of common stock and two Warrants, each whole Warrant exercisable for one share of common stock. The shares of common stock and Warrants that are part of the Common Units are immediately separable and will be issued separately in this offering. The Warrants are exercisable immediately, have an exercise price equal to 100% of the public offering price of one Common Unit, and expire five years after the date of issuance. The Warrants will be subject to forced exercise commencing six months from issuance subject to the condition that the volume weighted average price of the Company’s common stock exceeds 200% of the initial exercise price for twenty consecutive trading days and subject to certain other conditions set forth in the Warrants. In the event that a holder fails to exercise the Warrants within 30 days of notice of a forced exercise in accordance with the terms of the Warrants, the Company may redeem the Warrants at a redemption price of $0.01 per Warrant. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the Warrants.

Pre-Funded Units offered by us	We are also offering to those purchasers, if any, whose purchase of Common Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, Pre-funded Units in lieu of Common Units. Each Pre-funded Unit will consist of a Pre-funded Warrant to purchase one share of common stock at an exercise price of $0.001 and two Warrants. The purchase price of each Pre-funded Unit is equal to the price per Common Unit being sold to the public in this offering, minus $0.001. The Pre-funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-funded Warrants are exercised in full. For each Pre-funded Unit we sell, the number of Common Units we are offering will be decreased on a one-for-one basis. We are offering a maximum of 2,448,000 Pre-funded Units. Because we will issue two Warrants as part of each Common Unit or Pre-funded Unit, the number of Warrants sold in this offering will not change as a result of a change in the mix of the Common Units and Pre-funded Units sold. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the Pre-funded Warrants.

Assumed public offering price	$6.25 per Common unit and $6.249 per Pre-Funded Unit.

Over-allotment option	We have granted the underwriters a 45-day option to purchase up to 367,200 additional shares of common stock and/or Pre-Funded Warrants, representing 15% of the shares and Pre-funded Warrants sold in the offering, and/or up to 734,400 additional Warrants, representing 15% of the Warrants sold in the offering. The purchase price to be paid per additional share will be equal to the public offering price of one Common Unit, less the purchase price for the two Warrants included within the Common Unit and the underwriting discount. The purchase price to be paid per Pre-funded Warrant will be equal to the public offering price of one Pre-funded Unit, less the purchase price for the two Warrants included within the Pre-Funded Unit and the underwriting discount. The purchase price to be paid per additional Warrant will be $ .

Common stock outstanding before the offering(1)	5,187,062 shares of common stock.

Common stock to be outstanding after the offering(2)	7,795,062 shares of common stock (assuming the exercise of any Pre-Funded Warrants sold in the offering). If the underwriter’s over-allotment option is exercised in full, the total number of shares of common stock outstanding immediately after this offering would be 8,162,262.

Use of proceeds	We intend to use the net proceeds of this offering for the purchase of the assets or shares of Safegard, to make the remaining payments for the purchase of our automated assembly line, repayment of debt, the purchase of molding machines, molds, an additional automated assembly line, raw materials, and working capital. See “Use of Proceeds.”

Risk factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 8 before deciding to invest in our securities.

Proposed Nasdaq trading symbol	We have applied to list our common stock and warrants on the Nasdaq Capital Market under the symbols “STSS” and “STSSW”. This offering will not be consummated until we have received Nasdaq Capital Market approval of our application. There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system.

Lock-ups	Our directors and executive officers and holders of 10% or more of our outstanding common stock, will agree with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 180 days after the date of this prospectus. The Company will agree not to issue any shares of common stock or securities convertible into common stock, subject to certain exceptions, for a period of 18 months after the date of this prospectus without the consent of the underwriters. See “Underwriting.”

6

(1)	Based on shares of common stock outstanding on April 5, 2022 and excludes:

	●	1,137,479 shares of common stock issuable upon exercise of options with a weighted average exercise price of $5.18;

	●	4,896,000 shares of common stock issuable upon exercise of Warrants that will be issued to investors in this offering;

	●	122,400 shares of common stock issuable upon exercise of warrants that will be issued to the designees of the representative in this offering;

	●	1 outstanding share of Series A Preferred Stock, which is not convertible into common stock; and

	●	160,000 shares underlying the warrants we will issue to the purchasers upon closing of this offering under the December 2021 Note Purchase Agreement (defined below).

(2)	Based on assumed public offering price of $6.25 per Common Unit (the midpoint of the price range listed on the cover page of this prospectus). Gives effect to issuance of 160,000 shares of common stock we will issue upon closing of this offering to the purchasers of notes under the note purchase agreement, dated December 14, 2021 (the “December 2021 Note Purchase Agreement”), among the Company and the purchasers named therein. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Note Purchase Agreement.”

Unless otherwise indicated, all information in this prospectus assumes no exercise by the underwriters of their option to purchase up to 367,200 additional shares of common stock and/or Pre-Funded Warrants and/or 734,400 Warrants to cover over-allotments, if any.

Emerging Growth Company under the JOBS Act

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we have elected to take advantage of reduced reporting requirements and are relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

●	we may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	we are exempt from the requirement to obtain an attestation and report from our auditors on whether we maintained effective internal control over financial reporting under the Sarbanes-Oxley Act;

●	we are permitted to provide less extensive disclosure about our executive compensation arrangements; and

●	we are not required to give our stockholders non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions until December 31, 2027 (the last day of the fiscal year following the fifth anniversary of our initial public offering) if we continue to be an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our shares held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have elected to provide two years of audited financial statements. Additionally, we have elected to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act.

SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

The following tables present our summary financial data and should be read together with our audited financial statements and accompanying notes and information in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus. Our financial statements are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Our historical results are not necessarily indicative of our future results.

7

Balance Sheet Data

	December 31,	December 31,
	2021	2020
Assets
Total current assets	$1,609,155	$1,840,203
Total assets	$5,902,350	$2,232,068
Liabilities and Stockholders’ Equity
Total current liabilities	$2,766,153	$101,245
Total stockholders’ equity	3,136,197	2,130,823
Total liabilities and stockholders’ equity	$5,902,350	$2,232,068

Statement of Operations Data

	For the Years Ended
	December 31,
	2021	2020
Revenue	$-	$-
Total operating expenses	4,497,666	2,333,426
Loss from operations	(4,497,666)	(2,333,426)
Other income (expense)	(166,746)	(6,868)
Net loss	$(4,664,412)	$(2,340,294)

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes, before making a decision to invest in our securities. Our business, financial condition, results of operations and prospects could be adversely affected by these risks. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

Risks Related to Our Technology, Business, and Industry

We are an early-stage company with a history of losses.

We incurred net losses of $4,664,412 and $2,340,294 for the years ended December 31, 2021, and 2020, respectively. We have not generated any revenue to date, and we had accumulated deficit of $10,667,704 as of December 31, 2021. We have developed our Sharps Provensa product line but there can be no assurance that it will be commercially successful. Our potential profitability is dependent upon a number of factors, many of which are beyond our control. If we are unable to achieve and sustain profitability, the value of our business and common stock may significantly decrease.

8

We have a limited operating history and we may not succeed.

We have a limited operating history, and we may not succeed. We have not yet commercialized our Sharps Provensa product line. You should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages. For example, unanticipated expenses, problems, and technical difficulties may occur and they may result in material challenges to our business. We may not be able to successfully address these risks and uncertainties or successfully implement our operating strategies. If we fail to do so, such failure could have a material adverse effect on our business, financial conditions and results of operation. We may never generate significant revenues or achieve profitability.

We may not succeed in commercializing Sharps Provensa or any future product.

We may face difficulties or delays in the commercialization of Sharps Provensa or any future products, which could result in our inability to timely offer products or services that satisfy the market. We may, for example, encounter difficulties due to:

●	our inability to adequately market our products;
●	our inability to effectively scale manufacturing as needed to maintain an adequate commercial supply of our products;
●	our inability to attract and retain skilled support team, marketing staff and sales force necessary to increase the market for our products and to maintain market acceptance for our products; and
●	the difficulty of establishing brand recognition and loyalty for our products.

In addition, to increase our production capacity, we will need to build inventory, which will require that we purchase certain additional equipment, including molding machines and molds. We have not received any orders to date. Even if we succeed in building inventory, and increasing our production capacity, there is no assurance we will receive any orders for our Sharps Provensa or any future products.

We may encounter significant competition and may not be able to successfully compete.

There are many medical device companies offering safety syringes, and more competitors are likely to arrive. Some of our competitors have considerably more financial resources than us. As a result, we may not be able to successfully compete in our market, which could result in our failure to successfully commercialize Sharps Provensa, or otherwise fail to successfully compete. We anticipate that our major domestic competitors will include Retractable Technologies, Inc., Becton, Dickinson & Company, Medtronic Minimally Invasive Therapies, Terumo Medical Corp., Smiths Medical, and B Braun. There can be no assurances that we will be able to compete successfully in this environment.

If our option to purchase Safegard expires prior to our exercising this option, our business may be harmed.

Under the Safegard Agreement (see “Business—Background and Overview”), the closing of our purchase of the Safegard assets or shares is to occur no later than April 15, 2022, following which, if not exercised or if such date is not further extended, our option will expire. In the event the option expires prior to our being able to exercise the option, we may seek to extend the expiration date of the option; seek financing to acquire the assets; seek to rent/lease the facility, rather than purchase the assets; or move our molds, molding machines and automated assembly line to another factory location. It is possible that our option will expire, and we may not succeed in pursuing these alternatives. If this occurs, we may be unable to produce our Sharps Provensa product line and our business would be harmed.

We are vulnerable to new technologies.

Because we have a narrow focus on particular product lines and technology (currently, safety needle products), we are vulnerable to the development of superior or similar competing products and to changes in technology which could eliminate or reduce the need for our products. If a superior or similar technology is created, the demand for our products could be adversely affected.

We are subject to product liability risk.

As a manufacturer and provider of safety needle products, we will face an inherent business risk of exposure to product liability claims. Additionally, our success will depend on the quality, reliability, and safety of our products and defects in our products could damage our reputation. If a product liability claim is made and damages are in excess of our product liability coverage (which is currently $5 million, and which we may increase as we commence and increase sales of our products), our competitive position could be weakened by the amount of money we could be required to pay to compensate those injured by our products. In the event of a recall, we have recall insurance.

Our business may be affected by changes in the health care regulatory environment.

In the U.S. and internationally, government authorities may enact changes in regulatory requirements, reform existing reimbursement programs, and/or make changes to patient access to health care, all of which could adversely affect the demand for our products and/or put downward pressure on our prices. Future healthcare rulemaking could affect our business. We cannot predict the timing or impact of any future rulemaking or changes in the law.

9

The approval process for medical device products outside the United States varies among countries and may limit our ability to develop, manufacture and sell our products internationally. Failure to obtain marketing and regulatory approval in international jurisdictions would prevent our products from being marketed abroad.

In order to market and sell our Sharps Provensa product line and any additional medical device products we may develop in the future in the European Union and many other jurisdictions, we, and our collaborators, must obtain separate marketing approvals and comply with numerous and varying regulatory requirements. We have not yet received approval or clearance to sell our products in any jurisdiction outside the United States. The approval procedure varies among countries and may involve additional testing. We may conduct clinical trials for, and seek regulatory approval to market, our product candidates in countries other than the United States. If we or our collaborators seek marketing approval for a product candidate outside the United States, we will be subject to the regulatory requirements of health authorities in each country in which we seek approval. With respect to marketing authorizations in Europe, we will be required to submit a European Marketing Authorisation Application, or MAA, to the European Medicines Agency, or EMA, which conducts a validation and scientific approval process in evaluating a product for safety and efficacy. The approval procedure varies among regions and countries and may involve additional testing, and the time required to obtain approval may differ from that required to obtain FDA approval or clearance. In addition, marketing approval or clearance by the FDA does not ensure approval or clearance by the health authorities of any other country.

Ongoing regulation of our products may limit how we market our products, which could materially impair our ability to generate revenue.

Approval or clearance of a medical device product may carry conditions that limit the market for the product or put the product at a competitive disadvantage relative to alternative products. For instance, a regulatory approval or clearance may limit the indicated uses for which we can market a product or the patient population that may utilize the product. These restrictions could make it more difficult to market any product effectively. Accordingly we expect to continue to expend time, money and effort in all areas of regulatory compliance.

We are dependent on our management, without whose services our business operations could cease.

At this time, our management is wholly responsible for the development and execution of our business plan. If our management should choose to leave us for any reason before we have hired additional personnel, our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business along the lines described herein or who would be willing to work for compensation the Company could afford. Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

We may not be able to raise capital as needed to develop our products or maintain our operations.

We expect that we will need to raise additional funds to execute our business plan and expand our operations. Additional financing may not be available to us on favorable terms, or at all. If we cannot raise needed funds on acceptable terms, the Company’s business and prospects may be materially adversely affected.

Health care crises could have an adverse effect on our business.

Particularly during 2020, several states and local jurisdictions imposed, and others in the future may impose, “shelter-in-place” orders, quarantines, executive orders and similar government orders and restrictions for their residents to control the spread of COVID-19. Although the manufacturing facility we operate has continued to operate during the 2020-2021 COVID-19 pandemic due to its status as an essential business, we continue to monitor the evolving situation and cannot guarantee that the situation would be the same for any future pandemic. In the future, we may elect or be required to close temporarily which would result in a disruption in our activities and operations. Our supply chain, including transportation channels, may be impacted by any such restrictions as well. Any such disruption could impact our sales and operating results.

10

Widespread health crises also negatively affect economies which could affect demand for our products. While we plan to market our Sharps Provensa product lines for use for injecting medicines as well as Covid-19 and other vaccines, in the event of a resurgence of COVID-19 or in the case of any future pandemic, there is no guarantee that revenues from syringes needed for vaccines would offset the effects to our business in a global economic decline.

Health systems and other healthcare providers in our markets that provide procedures that may use our products have suffered financially and operationally and may not be able to return to pre-pandemic levels of operations. Travel and import restrictions may also disrupt our ability to manufacture or distribute our devices. Any import or export or other cargo restrictions related to our products or the raw materials used to manufacture our products could restrict our ability to manufacture and ship products and harm our business, financial condition, and results of operations.

Our key personnel and other employees could still be affected by COVID-19 or any future pandemic, which could affect our ability to operate efficiently.

Our business may be adversely affected by uncertainties in obtaining and enforcing intellectual property rights.

We believe our main competitive strength is our technology, including patent protection and trade secrets relating to the manufacture and design of our products. We are dependent on patent rights to prevent unlawful copying of our products, and if the patent rights are invalidated or circumvented, our business would be adversely affected. We consider patent protection to be of material importance in the design, development, and marketing of our products.

Our patent pending applications may not issue as patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

We have three issued patents, three pending patent applications in the United States, and one PCT (Patent Cooperation Treaty) patent application. We cannot be certain that we are the first inventor of the subject matter to which we have filed a particular patent application, or if we are the first party to file such a patent application. If another party has filed a patent application to the same subject matter as we have, we may not be entitled to the protection sought by the patent application. Further, the scope of protection of issued patent claims is often difficult to determine. As a result, we cannot be certain that the patent applications that we file will issue, or that our issued patents will be broad enough to protect our proprietary rights or otherwise afford protection against competitors with similar technology. In addition, the issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability. Our competitors may challenge or seek to invalidate our issued patents, or design around our issued patents, which may adversely affect our business, prospects, financial condition or operating results. Also, the costs associated with enforcing patents, confidentiality and invention agreements, or other intellectual property rights may make aggressive enforcement impracticable.

Illegal distribution and sale by third parties of counterfeit versions of our products could have a negative impact on us.

Third parties may illegally distribute and sell counterfeit versions of our products which do not meet our rigorous manufacturing and testing standards. Our reputation and business could suffer harm as a result.

Risks Related to This Offering and Our Securities

The offering price for the Common Units may not be indicative of their fair market value.

The offering price for the Common Units was determined in the context of negotiations between us and the underwriters. Accordingly, the offering price may not be indicative of the true fair market value of the Company or the fair market value of our common stock and Warrants. We are making no representations that the offering price of our units under this prospectus bears any relationship to our assets, book value, net worth or any other recognized criteria of our value.

11

No public market for our common stock or Warrants currently exists, and an active public trading market may not develop or be sustained following this offering.

Prior to this offering, there has been no public market for our common stock or Warrants. Although we have applied to list our common stock and Warrants on the Nasdaq Capital Market, an active public trading market for our common stock and Warrants may not develop following the completion of this offering or, if developed, it may not be sustained. The lack of an active market may impair your ability to sell your securities at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair value of your securities. An inactive market for our common stock may also impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration.

Our shares will be subject to potential delisting if we do not maintain the listing requirements of the Nasdaq Capital Market.

This offering constitutes our initial public offering of our shares. No public market for these shares currently exists. We have applied to list the shares of our common stock on the Nasdaq Capital Market, or Nasdaq. An approval of our listing application by Nasdaq will be subject to, among other things, our fulfilling all of the listing requirements of Nasdaq.

In addition, Nasdaq has rules for continued listing, including, without limitation, minimum market capitalization and other requirements. Failure to maintain our listing, or de-listing from Nasdaq, would make it more difficult for shareholders to dispose of our common stock and more difficult to obtain accurate price quotations on our common stock. This could have an adverse effect on the price of our common stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our common stock is not traded on a national securities exchange.

We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company, which we expect to further increase after we are no longer an “emerging growth company.” The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of the Nasdaq Capital Market, and other applicable securities rules and regulations impose various requirements on public companies. Our management and other personnel will devote a substantial amount of time to compliance with these requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. We cannot predict or estimate the amount of additional costs we will incur as a public company or the specific timing of such costs.

As a result of being a public company, we are obligated to develop and maintain proper and effective internal controls over financial reporting, and any failure to maintain the adequacy of these internal controls may adversely affect investor confidence in our company and, as a result, the value of our common stock.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting as of the end of the fiscal year that coincides with the filing of our second annual report on Form 10-K. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting. In addition, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting in our first annual report required to be filed with the SEC following the date we are no longer an “emerging growth company.” We have not yet commenced the costly and time-consuming process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404, and we may not be able to complete our evaluation, testing and any required remediation in a timely fashion once initiated. Our compliance with Section 404 will require that we incur substantial expenses and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge and compile the system and process documentation necessary to perform the evaluation needed to comply with Section 404.

12

Our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business. In addition, changes in accounting principles or interpretations could also challenge our internal controls and require that we establish new business processes, systems and controls to accommodate such changes. Additionally, if these new systems, controls or standards and the associated process changes do not give rise to the benefits that we expect or do not operate as intended, it could adversely affect our financial reporting systems and processes, our ability to produce timely and accurate financial reports or the effectiveness of internal control over financial reporting. Moreover, our business may be harmed if we experience problems with any new systems and controls that result in delays in their implementation or increased costs to correct any post-implementation issues that may arise.

Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition or results of operations. If we are unable to conclude that our internal control over financial reporting is effective, we could lose investor confidence in the accuracy and completeness of our financial reports, the market price of our common stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

Future sales of our common stock in the public market could cause the market price of our common stock to decline.

Sales of a substantial number of shares of our common stock in the public market following the completion of this offering, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. Some of our existing equity holders have substantial unrecognized gains on the value of the equity they hold based upon the price of this offering, and therefore, they may take steps to sell their shares or otherwise secure the unrecognized gains on those shares. We are unable to predict the timing of or the effect that such sales may have on the prevailing market price of our common stock.

Our stock price may be volatile, and the value of our common stock may decline.

We cannot predict the prices at which our common stock will trade. The initial public offering price of our units will be determined by negotiations between us and the underwriters and may not bear any relationship to the market price at which our common stock will trade after this offering or to any other established criteria of the value of our business and prospects, and the market price of our common stock following this offering may fluctuate substantially and may be lower than the initial public offering price. In addition, the trading price of our common stock following this offering is likely to be volatile and could be subject to fluctuations in response to various factors, some of which are beyond our control. These fluctuations could cause you to lose all or part of your investment in our common stock as you might be unable to sell your shares at or above the price you paid in this offering. Factors that could cause fluctuations in the trading price of our common stock include the following:

●	actual or anticipated fluctuations in our financial condition or results of operations;

●	variance in our financial performance from expectations of securities analysts;

●	changes in our projected operating and financial results;

●	changes in laws or regulations applicable to our products;

●	announcements by us or our competitors of significant business developments, acquisitions or new products;

●	sales of shares of our common stock by us or our shareholders, as well as the anticipation of lock-up releases;

●	our involvement in litigation;

●	future sales of our common stock by us or our stockholders,;

●	changes in senior management or key personnel;

●	the trading volume of our common stock;

●	changes in the anticipated future size and growth rate of our market;

●	general economic and market conditions; and

●	other events or factors, including those resulting from war, incidents of terrorism, global pandemics or responses to these events.

13

Broad market and industry fluctuations, as well as general economic, political, regulatory and market conditions, may also negatively impact the market price of our common stock. In the past, companies who have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future, which could result in substantial expenses and divert our management’s attention.

If securities or industry analysts do not publish research or publish unfavorable or inaccurate research about our business, the market price and trading volume of our common stock could decline.

The market price and trading volume of our common stock following the completion of this offering will be heavily influenced by the way analysts interpret our financial information and other disclosures. We do not have control over these analysts. If few securities analysts commence coverage of us, or if industry analysts cease coverage of us, our stock price could be negatively affected. If securities or industry analysts do not publish research or reports about our business, downgrade our common stock, or publish negative reports about our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease, which might cause our stock price to decline and could decrease the trading volume of our common stock.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that may not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

We do not intend to pay dividends on our common stock for the foreseeable future.

We have paid no dividends on our common stock to date and we do not anticipate paying any dividends to holders of our common stock in the foreseeable future. While our future dividend policy will be based on the operating results and capital needs of the business, we currently anticipate that we will retain any earnings to finance our future expansion and for the implementation of our business plan. Investors should take note of the fact that a lack of a dividend can further affect the market value of our common stock and could significantly affect the value of any investment in the Company.

Our articles of incorporation allow for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors has the authority to issue up to 1,000,000 shares of our preferred stock without further stockholder approval. 1 share of preferred stock is designated Series A Preferred Stock and is outstanding. Our board of directors could authorize the creation of additional series of preferred stock that would grant to holders of preferred stock the right to our assets upon liquidation, or the right to receive dividend payments before dividends are distributed to the holders of common stock. In addition, subject to the rules of any securities exchange on which our stock is then listed, our board of directors could authorize the creation of additional series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

The holder of our Series A Preferred Stock will have 25% of the voting power of our stockholders for the election of directors and will have certain senior rights upon sale of our Company under certain conditions.

There is 1 share of Series A Preferred Stock issued and outstanding, which is held by our co-chairman and chief operating officer, Alan Blackman. The Series A Preferred Stock entitles the holder to 25% of the voting power of the Company’s stockholders only as it relates to the elections of directors. As a result, Mr. Blackman will be able to exert substantial influence over the election of directors to the Board.

Further, the Series A Preferred Stock, provides that in the event the Company is sold during the two year period following completion of this offering at a price per share of more than 500% of the initial offering price per Common Unit in this offering, the Series A Preferred Stock will entitle the holder to 10% of the total purchase price. This may reduce the value of our common stock, as other holders, in the event of such an acquisition, will be entitled to a lower price per share than they would otherwise receive.

Our executive officers, directors and principal stockholders, if they choose to act together, have the ability and will continue to have the ability to control or significantly influence all matters submitted to stockholders for approval.

Our executive officers, directors and principal stockholders in the aggregate, beneficially own approximately 55% of our common stock and will continue to own approximately 41% of our outstanding common stock upon completion of this offering (assuming no exercise of the underwriters’ option to purchase additional shares). Such persons acting together, will have the ability to control or significantly influence all matters submitted to our stockholders for approval, as well as our management and business affairs. This concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of our business, even if such a transaction would benefit other stockholders.

The Warrants are speculative in nature.

The Warrants will be exercisable for five years from the date of initial issuance at an initial exercise price equal to 100% of the public offering price per Common Unit set forth on the cover page of this prospectus. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the Warrants. In the event that our common stock price does not exceed the exercise price of the Warrants during the period when the Warrants are exercisable, a holder of Warrants may be unable to profit from exercising such warrants before they expire.

The Warrants will be subject to forced exercise by the Company under certain conditions.

The Warrants will be subject to forced exercise commencing six months from issuance subject to the condition that the volume weighted average price of the Company’s common stock exceeds 200% of the initial exercise price for twenty consecutive trading days and subject to certain other conditions set forth in the Warrants. In the event that a holder fails to exercise the Warrants within 30 days of notice of a forced exercise in accordance with the terms of the Warrants, the Company may redeem the Warrants at a redemption price of $0.01 per Warrant. This forced exercise and redemption provision may reduce the value of the Warrants because such forced exercise or redemption, if it occurs, will result in the holders no longer having the opportunity to benefit from further increases in the price of our common stock.

14

The Pre-funded Warrants will not be listed or quoted on any exchange.

There is no established public trading market for the Pre-funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-funded Warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Pre-funded Warrants will be limited.

Except as otherwise provided in the Warrants and Pre-funded Warrants, holders of Warrants and Pre-funded Warrants purchased in this offering will have no rights as stockholders until such holders exercise their Warrants or Pre-funded Warrants and acquire our common stock.

Except as otherwise provided in the Warrants and Pre-funded Warrants, until holders of Warrants or Pre-funded Warrants acquire our common stock upon exercise of the Warrants or Pre-funded Warrants, holders of Warrants and Pre-funded Warrants will have no rights with respect to our common stock underlying such Warrants and Pre-funded Warrants. Upon exercise of the Warrants and Pre-funded Warrants, the holders will be entitled to exercise the rights of a holder of our common stock only as to matters for which the record date occurs after the exercise date.

Additional stock offerings in the future may dilute then-existing shareholders’ percentage ownership of the Company.

Given our plans and expectations that we will need additional capital and personnel, we anticipate that we will need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then current stockholders.

You will experience immediate and substantial dilution in the net tangible book value of the shares of common stock you purchase in this offering.

The initial public offering price of our Common Units (without assigning any value to the Warrants) is substantially higher than the net tangible book value per share of our common stock immediately after this offering. If you purchase shares of our common stock in this offering, your shares will experience immediate dilution of $4.18 per share, or $4.02 per share if the underwriters exercise their over-allotment option in full, representing the difference between our net tangible book value per share after giving effect to the sale of common stock in this offering and an assumed initial public offering price of $6.25 per Common Unit, the midpoint of the estimated price range set forth on the cover page of this prospectus. See the section titled “Dilution.”

We are an “emerging growth company,” and we cannot be certain if the reduced reporting and disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging-growth company,” as defined in the JOBS Act, and we have elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, or Section 404, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Pursuant to Section 107 of the JOBS Act, as an emerging growth company, we have elected to use the extended transition period for complying with new or revised accounting standards until those standards would otherwise apply to private companies. As a result, our consolidated financial statements will not be comparable to the financial statements of issuers who are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies, which may make our common stock less attractive to investors. In addition, if we cease to be an emerging growth company, we will no longer be able to use the extended transition period for complying with new or revised accounting standards.

We will remain an emerging-growth company until the earliest of: (1) the last day of the fiscal year following the fifth anniversary of this offering; (2) the last day of the first fiscal year in which our annual gross revenue is $1.07 billion or more; (3) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities; and (4) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates.

We cannot predict if investors will find our common stock less attractive as a result of choosing to rely on these exemptions. For example, if we do not adopt a new or revised accounting standard, our future results of operations will not be as comparable to the results of operations of certain other companies in our industry that adopted such standards. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and our stock price may be more volatile.

15

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, in addition to historical information, forward-looking statements. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. The forward-looking statements are contained principally under the headings “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Use of Proceeds” and “Business.” Forward-looking statements include statements concerning:

●	our possible or assumed future results of operations;

●	our business strategies;

●	our ability to attract and retain customers;

●	our ability to sell products to customers;

●	our cash needs and financing plans;

●	our competitive position;

●	our industry environment;

●	our potential growth opportunities;

●	the effects of future regulation; and

●	the effects of competition.

All statements in this prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions that convey uncertainty of future events or outcomes to identify forward-looking statements.

The outcome of the events described in these forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These important factors include our financial performance and the other important factors we discuss in greater detail in “Risk Factors.” You should read these factors and the other cautionary statements made in this prospectus as applying to all related forward-looking statements wherever they appear in this prospectus. Given these factors, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date on which the statements are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we currently expect.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $13.6 million (or approximately $15.7 million if the underwriters’ option to purchase additional shares and/or Pre-Funded Warrants and/or Warrants is exercised in full) based on an assumed initial public offering price of $6.25 per Common Unit, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Each $1.00 increase (decrease) in the assumed initial public offering price of $1.00 per Common Unit would increase (decrease) the net proceeds to us from this offering by approximately $2.2 million, assuming the number of Common Units offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 1.0 million units in the number of Common Units offered by us would increase (decrease) the net proceeds to us from this offering by approximately $2.2 million, assuming the assumed initial public offering price of $6.25 per Common Unit remains the same.

16

We currently anticipate that we will use the net proceeds from this offering as follows:

●	approximately $2,500,000 for the purchase of the assets of Safegard, a dormant syringe manufacturer in Hungary;

●	approximately $3,200,000 for the purchase of additional molds and molding machines to add planned capacity;

●	approximately $500,000 for remaining payments on our initial automated assembly line and $1,750,000 for the purchase of an additional automated assembly line to add planned capacity;

●	approximately $2,000,000 for repayment of outstanding notes. The notes were issued in December 2021, bear interest at 8% per year, and are due upon the earlier of one year from issuance or completion of this offering;

●	approximately $500,000 for the purchase of raw materials; and

●	the balance for working capital.

We are using the proceeds from the notes we sold in December 2021 for working capital and for payments on equipment purchases. As noted above, we will repay the notes with the net proceeds from this offering

We cannot specify with certainty all of the particular uses for the remaining net proceeds to us from this offering. We will have broad discretion over how we use the net proceeds from this offering. Pending the use of the proceeds from this offering as described above, we intend to invest the net proceeds from the offering that are not used as described above in investment-grade, interest-bearing instruments.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future.

Any future determination regarding the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects, and other factors our board of directors may deem relevant. In addition, our ability to pay dividends may be restricted by any agreements we may enter into in the future.

CAPITALIZATION

The following table sets forth our cash and our capitalization as of December 31, 2021 on:

●	an actual basis; and

●	on a pro forma as adjusted basis to give effect to (i) the sale by us of 2,448,000 Common Units (assuming the exercise of any Pre-Funded Warrants sold) in this offering, at the assumed public offering price of $6.25 per Common Unit, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and (ii) our issuance of 160,000 shares of common stock upon the closing of this offering, pursuant to the December 2021 Note Purchase Agreement, and (iii) our repayment of approximately $2,000,000 of debt upon closing of this offering.

The authorized capital stock set forth in the table below represents our authorized capital following the Reincorporation (see “Reincorporation and Reverse Split” above).

You should read this table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our audited financial statements for the year ended December 31, 2021, and the related notes thereto, included in this prospectus.

17

	As of December 31, 2021
	Actual	Pro forma as adjusted
Cash	$1,479,166	$13,102,166
Total liabilities	2,766,153	1,389,138
Stockholders’ equity:
Preferred Stock, $0.0001 par value: 1,000,000 shares authorized, 1 share issued and outstanding	-
Common Stock, $0.0001 par value: 100,000,000 shares authorized; 5,187,062 shares issued and outstanding, actual; 7,795,062 shares issued and outstanding, pro forma as adjusted	519	780
Additional paid-in capital	13,835,882	28,458,621
Subscription Receivable	(32,500)	(32,500)
Accumulated deficit	(10,667,704)	(12,290,689)
Total stockholders’ equity	$3,136,197	$16,132,212

If the underwriters exercise their option to purchase additional shares and/or Pre-Funded Warrants and/or Warrants in full, pro forma as adjusted cash, common stock, additional paid-in capital, total stockholders’ equity, total capitalization and shares of common stock outstanding as of December 31, 2021 would be $15.2 million, $817, $30.5 million, $18.2 million and 8,162,262 shares, respectively.

DILUTION

If you invest in our Common Units in this offering, your interest will be diluted to the extent of the difference between the initial public offering price per Common Unit (assuming the exercise of any Pre-Funded Warrants sold in the offering, and without assigning any value to the Warrants) and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of December 31, 2021 was $3.1 million or $0.60 per share. Net tangible book value per share represents our total net tangible assets (which were total assets of $5.9 million less intangible assets of $0, less our total liabilities of $2.8 million) at December 31, 2021) divided by the outstanding shares of common stock of 5,187,062

After giving effect to (i) receipt of the net proceeds from our sale of units in this offering, at an assumed initial public offering price of $6.25 per share (without assigning any value to the Warrants), and after deducting the estimated underwriting discounts and commissions and estimated offering expenses, and (ii) our issuance of 160,000 shares of common stock upon closing of this offering pursuant to the December 2021 Note Purchase Agreement, our pro forma as adjusted net tangible book value as of December 31, 2021 would have been approximately $16.1 million or $2.07 per share. This amount represents an immediate increase in as adjusted net tangible book value of $1.47 per share to our existing stockholders and an immediate dilution of $4.18 per share to new investors participating in this offering.

We determine dilution per share to investors participating in this offering by subtracting as adjusted net tangible book value per share after this offering from the assumed initial public offering price per share paid by investors participating in this offering. The following table illustrates this dilution on a per share basis to new investors:

Assumed initial public offering price per Common Unit	$6.25
Net tangible book value per share as of December 31, 2021	$0.60
Increase per share to existing stockholders attributable to investors in this offering	$1.47
Pro forma as adjusted net tangible book value per share, to give effect to this offering	$2.07
Dilution in pro forma net tangible book value per share to new investors in this offering	$4.18

Each $1.00 increase (decrease) in the assumed initial public offering price of $6.25 per Common Unit would increase (decrease) the net proceeds to us by approximately $2.2 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions.

The as adjusted information discussed above is illustrative only and will change based on the actual initial public offering price, number of units and other terms of this offering determined at pricing.

If the underwriters exercise their option to purchase additional shares of common stock and/or Pre-Funded Warrants and/or Warrants in this offering in full at the assumed initial public offering price of $6.25 per Common Unit and assuming the number of Common Units offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses, the as adjusted net tangible book value would be approximately $2.23 per share, and the dilution in as adjusted net tangible book value per share to investors in this offering would be approximately $4.02 per share.

18

The table below summarizes as of December 31, 2021, on an adjusted basis described above, the number of shares of our common stock, the total consideration and the average price per share (i) paid to us by existing stockholders (including shares to be issued to purchasers under the December 2021 Note Purchase Agreement) and (ii) to be paid by new investors purchasing shares in this offering at an assumed initial public offering price of $6.25 per Common Unit (without assigning any value to the Warrants), before deducting underwriting discounts and commissions and estimated offering expenses.

	Shares Purchased		Total Consideration		Average Price Per
	Number	Percent	Amount	Percent	Share
Existing stockholders	5,347,062	68.6%	$8,355,279	35.3%	$4.73
New investors	2,448,000	31.4%	$15,300,000	64.7%	$6.25
Total	7,795,062	100.0%	$23,655,279	100.0%	$3.03

In addition, if the underwriters exercise their option to purchase additional shares of common stock and/or Warrants in full, the percentage of shares held by existing stockholders will be reduced to 65.5% of the total number of shares of common stock to be outstanding upon the closing of this offering, and the number of shares of common stock held by new investors participating in this offering will be further increased by 367,200 shares, or 34.5% of the total number of shares of common stock to be outstanding upon the closing of this offering.

The total number of shares of our common stock reflected in our actual and as adjusted information set forth in the table above excludes:

●	Options to purchase 1,137,479 shares of common stock of which have a weighted average exercise price of $5.18;

●	4,896,000 shares underlying the Warrants to be issued to the investors under this offering;

●	122,400 shares underlying the warrants we will issue to the designees of the representative under this offering; and

●	160,000 shares underling the warrants we will issue to the purchasers upon closing of this offering under the December 2021 Note Purchase Agreement.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of financial condition and results of operations in conjunction with our financial statements and related notes appearing elsewhere in this prospectus. In addition to historical information, the following discussion and analysis includes forward looking statements that involve risks, uncertainties and assumptions. Our actual results and the timing of events could differ materially from those anticipated in these forward looking statements as a result of a variety of factors, including those discussed in “Risk Factors” and elsewhere in this prospectus. See the discussion under “Special Note Regarding Forward Looking Statements” beginning on page 16 of this prospectus.

Overview

Since our inception in 2017, we have devoted substantially all of our resources to the research and development of our safety syringe products. To date, we have generated no revenue. We have incurred net losses in each year since our inception and, as of December 31, 2021, we had an accumulated deficit of $10,667,704. Our net losses were $4,664,412 and $2,340,294 for the years ended December 31, 2021 and 2020, respectively. Substantially all of our net losses resulted from costs incurred in connection with our research and development efforts, payroll and consulting fees, stock compensation and general and administrative costs associated with our operations.

19

We classify our operating expenses as research and development, and general and administrative expenses. We maintain a corporate office located in Melville, New York, but employees and consultants work remotely and will continue to do so indefinitely. In June 2020, in connection with the agreement to acquire Safegard, a former syringe manufacturing facility in Hungary, by April 15 2022, we were contractually provided the exclusive use of the facility for research and development and testing in exchange for payment of the seller’s operating costs, including among others, use of Safegard’s work force, utility costs and other services.

In order to compete in the market, we must build inventory. Commercial quantities of inventory are required to secure orders. Delivery is expected shortly after receiving orders.

Research and Development

Research and development expense consists of expenses incurred while performing research and development activities for our various syringe products. We recognize research and development expenses as they are incurred. Our research and development expense primarily consist of:

●	Manufacturing and testing costs and related supplies and materials;

●	Consulting fees paid for our Chief Technology Officer and one other individual;

●	Operating costs paid to Safegard, including among others, for use of Safegard’s work force , utilities and other services , relating to the facility being utilized; and

●	Third-party costs, including engineering incurred for development and design.

Substantially all of our research and development expenses to date have been incurred in connection with our syringe products. We expect our research and development expenses to increase for the foreseeable future as we continue to enhance our product to meet the market requirements for our Sharps Provensa product line for its various intended uses throughout the world.

Critical Accounting Policies and Significant Judgments and Estimates

This management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which we have prepared in accordance with accounting principles generally accepted in the United States. The preparation of our financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of our financial statements, as well as the reported revenues and expenses during the reported periods. We evaluate these estimates and judgments on an ongoing basis. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Nature of Business and Going Concern

Nature of Business

Sharps Technology, Inc. (“Sharps” or the “Company”) is a pre-revenue medical device company that has designed and patented various safety syringes and is seeking commercialization by manufacturing and distribution of its products. The Company is incorporated in the State of Wyoming.

Effective March 22, 2022, the Company completed a plan and agreement of merger with Sharps Technology, Inc., a Nevada corporation (“Sharps Nevada”). Pursuant to the merger agreement, (i) the Company merged with and into Sharps Nevada, (ii) every 3.5 shares of common stock of the Company were converted into one share of common stock of Sharps Nevada and (iii) the articles of incorporation and bylaws of Sharps Nevada, became the articles of incorporation and bylaws of the surviving corporation. The Company’s authorized common stock and preferred stock increased from 50,000,000 to 100,000,000 and 10,000 to 1,000,000 shares, respectively. The par value of preferred stock decreased from $0.001 to $0.0001 per share.

20

Our fiscal year ends on December 31.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not generated revenue or cash flow from operations since inception. As at December 31, 2021, the Company had a working capital deficiency of $1,156,998, which raises substantial doubt regarding the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon the Company’s ability to raise sufficient financing to commercialize its products into a profitable business. The Company intends to finance its future development and commercialization activities and its working capital needs largely from the proceeds of this offering. The Company expects the proceeds of this offering to be sufficient to fund the Company’s operations for at least the next 18 months. During 2021, the Company received stock subscriptions through a private placement for 487,204 shares of common stock at $7.00 per share. The Company received cash proceeds of $3,377,299 and has outstanding subscriptions receivable of $32,500 which was received in January 2022. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

In March 2020, the World Health Organization declared coronavirus COVID-19 a global pandemic. This contagious disease outbreak has adversely affected workforces, economies, and financial markets globally leading to an economic downturn in certain industries and countries. It is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on the Company’s business or ability to raise funds. Management continues to monitor the situation but has not experienced a significant disruption to its product development efforts.

Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared by the Company in accordance with generally accepted accounting principles (“GAAP”) and are expressed in U.S. dollars.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The accounting estimates and assumptions that require management’s most significant, difficult, and subjective judgment include the valuation and recognition of stock-based compensation expense. Actual results experienced by the Company may differ from management’s estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents are maintained with various financial institutions.

Inventories

The Company values inventory at the lower of cost (average cost) or net realizable value. Work-in-process and finished goods inventories consist of material, labor, and manufacturing overhead. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. A reserve is established for any excess or obsolete inventories or they may be written off. At December 31, 2021, inventory is composed of raw materials.

Fair Value Measurements

Fair Value Measurements and Disclosures, require an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value.

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities. Valuations are based on quoted prices that are readily and regularly available in an active market and do no entail a significant degree of judgment.

Level 2

Level 2 applied to assets or liabilities for which there are other than Level 1 observable inputs such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market date.

Level 2 instruments require more management judgment and subjectivity as compared to Level 1 instruments. For instance: determining which instruments are most similar to the instrument being priced requires management to identify a sample of similar securities based on the coupon rates, maturity, issuer credit rating and instrument type, and subjectively select an individual security or multiple securities that are deemed most similar to the security being priced; and determining whether a market is considered active requires management judgment.

Level 3

Level 3 applied to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities. The determination for Level 3 instruments requires the most management judgment and subjectivity.

Fixed Assets

Fixed assets are stated at cost. Expenditures for maintenance and repairs are charged to operations as incurred. The Company’s property, plant, and equipment primarily consist of machinery and equipment, including molding machines and molds, and a website. Depreciation is calculated using the straight-line method over the following useful lives: Machinery and Equipment – 3 -10 years, and Website – 3 years. The expected life for Molds is based on number of parts that will be produced based on the expected mold capability.

Impairment of Long-Lived Assets

Long-lived assets are reviewed annually for impairment or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the carrying amount of an asset group to the future net undiscounted cash flows that the assets are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the projected discounted future net cash flows arising from the asset.

21

Goodwill and Purchased Identified Intangible Assets

Goodwill

When applicable, goodwill will be recorded as the difference, if any, between the aggregate consideration paid for an acquisition and the fair value of the net tangible and identified intangible assets acquired under a business combination. Goodwill also includes acquired assembled workforce, which does not qualify as an identifiable intangible asset. The Company reviews impairment of goodwill annually in the third quarter, or more frequently if events or circumstances indicate that the goodwill might be impaired. The Company first assesses qualitative factors to determine whether it is necessary to perform the quantitative goodwill impairment test. If, after assessing the totality of events or circumstances, the Company determines that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then the quantitative goodwill impairment test is unnecessary. If, based on the qualitative assessment, it is determined that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, then the Company proceeds to perform the quantitative goodwill impairment test. The Company first determines the fair value of a reporting unit using weighted results derived from an income approach and a market approach. The income approach is estimated through the discounted cash flow method based on assumptions about future conditions such as future revenue growth rates, new product and technology introductions, gross margins, operating expenses, discount rates, future economic and market conditions, and other assumptions. The market approach estimates the fair value of the Company’s equity by utilizing the market comparable method which is based on revenue multiples from comparable companies in similar lines of business. The Company then compares the derived fair value of a reporting unit with its carrying amount. If the carrying value of a reporting unit exceeds its fair value, an impairment loss will be recognized in an amount equal to that excess, limited to the total amount of goodwill allocated to that reporting unit.

Identified Intangible Assets

When applicable, the Company’s identified intangible assets are amortized on a straight-line basis over their estimated useful lives. The Company makes judgments about the recoverability of finite-lived intangible assets whenever facts and circumstances indicate that the useful life is shorter than originally estimated or that the carrying amount of assets may not be recoverable. If such facts and circumstances exist, the Company assesses recoverability by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairments, if any, are based on the excess of the carrying amount over the fair value of those assets. If the useful life is shorter than originally estimated, the Company would accelerate the rate of amortization and amortize the remaining carrying value over the new shorter useful life. The Company evaluates the carrying value of indefinite-lived intangible assets on an annual basis, and an impairment charge would be recognized to the extent that the carrying amount of such assets exceeds their estimated fair value.

Stock-based Compensation Expense

The Company measures its stock-based awards made to employees based on the estimated fair values of the awards as of the grant date. For stock option awards, the Company uses the Black-Scholes option-pricing model. The stock-based awards are granted at an exercise price that represents the fair market value of the underlying common stock based on the stock price, at which the Company sold stock in private placements completed by the Company, during the period such options were issued. For restricted stock awards, the estimated fair value is generally the fair market value of the underlying stock on the grant date based on the price at which the Company sold stock in private placements completed by the Company during the period the restricted stock awards were issued. Stock-based compensation expense is recognized over the requisite service period and is based on the value of the portion of stock-based payment awards that is ultimately expected to vest. The Company recognizes forfeitures of stock-based awards as they occur on a prospective basis.

Stock-based compensation expense for awards granted to non-employees as consideration for services received is measured on the date of performance at the fair value of the consideration received or the fair value of the equity instruments issued, whichever can be more reliably measured.

For the value of the options, the Company relied on the Black-Scholes model, using the assessed stock and exercise price. The expected term was equal to the midpoint of the average vesting and contractual term, based on the shortcut method in Staff Accounting Bulletin (“SAB”) 107 and 110. The risk-free rate was based on US Treasury notes matched to the expected term. Volatility was based on the term matched historical volatility of the Company’s public peer companies. The dividend yield of zero was used because the Company does not expect to pay a dividend over the offering period. See Note 8 to the interim financial statements and audited financial statements included in this prospectus.

22

Basic and Diluted Loss Per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the statement of operations and comprehensive loss. Basic EPS is computed by dividing net income (loss) available to common stockholders (numerator) by the weighted average number of shares outstanding (denominator) during the year. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Income Taxes

The Company must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments are used in the calculation of tax credits, tax benefits, tax deductions, and in the calculation of certain deferred taxes and tax liabilities. Significant changes to these estimates may result in an increase or decrease to the Company’s tax provision in a subsequent period.

The provision for income taxes was composed of the Company’s current tax liability and changes in deferred income tax assets and liabilities. The calculation of the current tax liability involves dealing with uncertainties in the application of complex tax laws and regulations and in determining the liability for tax positions, if any, taken on the Company’s tax returns in accordance with authoritative guidance on accounting for uncertainty in income taxes. Deferred income taxes are determined based on the differences between the financial reporting and tax basis of assets and liabilities. The Company must assess the likelihood that it will be able to recover the Company’s deferred tax assets. If recovery is not likely on a more-likely-than-not basis, the Company must increase its provision for income taxes by recording a valuation allowance against the deferred tax assets that it estimates will not ultimately be recoverable. However, should there be a change in the Company’s ability to recover its deferred tax assets, the provision for income taxes would fluctuate in the period of such change.

Research and Development Costs

Research and development costs are expensed as incurred.

Advance payments for goods or services that will be used or rendered for future research and development activities are deferred and capitalized. Such amounts are recognized as an expense as the related goods are delivered or the services are performed.

Contingencies

From time to time, the Company may be involved in legal and administrative proceedings and claims of various types. The Company records a liability in its financial statements for these matters when a loss is known or considered probable and the amount can be reasonably estimated. Management reviews these estimates in each accounting period as additional information becomes known and adjusts the loss provision when appropriate. If the loss is not probable or cannot be reasonably estimated, a liability is not recorded in the consolidated financial statements. If a loss is probable but the amount of loss cannot be reasonably estimated, the Company discloses the loss contingency and an estimate of possible loss or range of loss (unless such an estimate cannot be made). The Company does not recognize gain contingencies until they are realized. Legal costs incurred in connection with loss contingencies are expensed as incurred.

Recent Accounting Pronouncements

Adoptions of New Accounting Pronouncements

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which removes certain exceptions and amends certain requirements in the existing income tax guidance to ease accounting requirements. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020 and must be applied on a retrospective basis. The Company is in the process of assessing the impact of this new guidance on its consolidated financial statements and disclosures.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which removes certain exceptions and amends certain requirements in the existing income tax guidance to ease accounting requirements. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020 and must be applied on a retrospective basis. Upon the adoption of this standard there has been no impact to the Company’s financial statements.

23

Recent Accounting Pronouncements

In March 2020, the FASB issued ASC Topic 848, Reference Rate Reform. ASC Topic 848 provides relief for impacted areas as it relates to impending reference rate reform. ASC Topic 848 contains optional expedients and exceptions for applying GAAP to debt arrangements, contracts, hedging relationships, and other areas or transactions that are impacted by reference rate reform. This guidance is effective upon issuance for all entities and elections of certain optional expedients are required to apply the provisions of the guidance.

On August 5, 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in U.S. GAAP. ASU 2020-06 simplifies the guidance in U.S. GAAP on the issuer’s accounting for convertible debt instruments, requires entities to provide expanded disclosures about “the terms and features of convertible instruments” and how the instruments have been reported in the entity’s financial statements. It also removes from ASC 815-40-25-10 certain conditions for equity classification and amends certain guidance in ASC 260, Earnings per Share, on the computation of EPS for convertible instruments and contracts on an entity’s own equity. An entity can use either a full or modified retrospective approach to adopt the ASU’s guidance. The ASU’s amendments are effective for smaller public business entities fiscal years beginning after December 15, 2023. The Company continues to assess all potential impact of the standard and will disclose the nature and reason for any elections that the Company makes.

The Company does not expect the adoption of any accounting pronouncements to have a material impact on the financial statements.

Stockholders’ Equity

Capital Structure

On December 11, 2017, the Company was incorporated in Wyoming with 20,000,000 shares of common stock authorized with a $0.0001 par value. Effective April 18, 2019, the Company’s authorized common stock was increased to 50,000,000 shares of common stock. The articles of incorporation also authorized 10,000 preferred shares with a $0.001 par value.

Effective March 22, 2022, the Company completed a plan and agreement of merger with Sharps Technology, Inc., a Nevada corporation (“Sharps Nevada”). Pursuant to the merger agreement, (i) the Company merged with and into Sharps Nevada, (ii) every 3.5 shares of common stock of the Company were converted into one share of common stock of Sharps Nevada and (iii) the articles of incorporation and bylaws of Sharps Nevada, became the articles of incorporation and bylaws of the surviving corporation. The Company’s authorized common stock and preferred stock increased from 50,000,000 to 100,000,000 and 10,000 to 1,000,000 shares, respectively. The par value of preferred stock decreased from $0.001 to $0.0001 per share.

Common Stock

During 2021, the Company completed stock subscriptions through a private placement for 487,204 shares of common stock at $7.00 per share. The Company received cash proceeds of $3,377,929 and had a subscription receivable of $32,500 which was received in January 2022. In addition, the Company issued 71,429 shares with an estimated fair value of $500,000 to a vendor for engineering and design services provided for equipment and for partial payments for equipment begin manufactured (See Note 4), 28,571 shares related to an acquisition (See Note 5) and 2,857 shares for services with an estimated fair value of $20,000.

During 2020, the Company raised $3,425,000 through the sale of 669,286 shares of common stock in a private placement. The average subscription price per share was $5.12.

24

Stock Options

During 2021, the Company granted 511,764 stock options at an exercise price of $7.00, including 71,429 stock options granted to a vendor relating to an equipment purchase, 114,285 stock options under an executive employment agreement and 35,714 options relating to an acquisition agreement.

In 2020, the Company granted options to purchase 267,143 shares of common stock at a weighted average exercise price of $4.66.

Related Party Transactions and Balances

As of December 31, 2021, and 2020, accounts payable and accrued liabilities include $59,375 and $47,500, respectively, payable to officers and directors of the Company. The amounts are unsecured, non-interest bearing and are due on demand.

Fair Value Measurements

The Company’s financial instruments consisted of cash, accounts payable, notes payable, contingent stock liability and contingent warrant liability. Cash, contingent stock liability and contingent stock liability are measured at fair value. Accounts payable and notes payable are measured at amortized cost and approximates fair value due to their short duration and market rate for similar instruments, respectively.

As of December 31, 2021, the following financial assets and liabilities were measured at fair value on a recurring basis as presented on the Company’s balance sheet:

	Fair Value Measurements Using			Balance as at
	Level 1	Level 2	Level 3	December 31, 2021
	$	$	$	$
Assets
Cash	1,479,166	-	-	1,479,166
Contingent stock liability	-	-	677,000	677,000
Contingent warrant liability	-	-	585,000	585,000

25

As of December 31, 2020, there were no assets or liabilities measured at fair value on a recurring basis presented on the Company’s balance sheet, other than cash.

Commitments and Contingencies

Contingencies

At each reporting period, the Company evaluates whether or not a potential loss amount or a potential range of loss is probable and reasonably estimable under the provisions of the authoritative guidance that addresses accounting for contingencies. The Company is currently not involved in any litigation or other loss contingencies.

Consulting Agreements

In July 2017, Barry Berler and Alan Blackman entered into a consulting agreement whereby Barry Berler was paid a fee of $4,500 per month to perform consulting services related to the purchase of intellectual property (see “Royalty Agreement” below) on an as needed basis. The agreement had a term of five-years, and provided that the consulting fee increases to $5,500 per month over a two-year period. The agreement was assumed by the Company in December 2017 and services under the agreement began in April 2018. Subsequent to April 2018, the agreement was amended to provide for additional services being performed. Effective January 1, 2020, consulting fees were $15,000 per month. The agreement, which expires May 31, 2024, provides for cancellation by the Company with six-months’ notice. The agreement was further amended effective January 1, 2021 to increase consulting fees to $18,000 per month and provides for an annual bonus in the target amount of $216,000, commensurate with the Company’s results and subject to the approval of the board. Mr. Berler also received options to purchase 38,571 shares of common stock with an exercise price of $7.00 per share, vesting over 3 years. The agreement can be terminated by either party for any reason upon 90 days’ written notice.

The Company has a consulting agreement, dated December 2020, with Alan Blackman, the Company’s co-founder, chief operating officer and chief investment officer. Under the agreement. Mr. Blackman is entitled to compensation of $18,000 per month. The agreement provides for an annual bonus in the target amount of $216,000, commensurate with the Company’s results and subject to the approval of the board. Mr. Blackman also received options to purchase 38,571 shares of common stock with an exercise price of $7.00 per share, vesting over 3 years. The agreement can be terminated by either party for any reason upon 90 days’ written notice.

The Company has consulting arrangements with Board members and other parties for monthly fees See “Executive Compensation.” The consultants provide general business, research and development, regulatory and medical advisory services. The Company may terminate the consulting agreements with up to 3 months’ notice.

Royalty Agreement

In connection with the purchase of certain intellectual property in July 2017, Barry Berler, our chief technology officer, and Alan R. Blackman, our chief investment officer and chief operating officer, entered into a royalty agreement which provided that Barry Berler would be entitled to a royalty of four percent (4%) of net sales derived from the use, sale, lease, rent and export of products related to the intellectual property. The royalty continues until the patent expires or is no longer used in the Company’s product. The royalty agreement was assumed by the Company in December 2017. The intellectual property purchased in July 2017 included a design patent (US D743,025) for the ornamental design for a safety syringe.

In September 2018, the Royalty Agreement was amended to reduce the royalty to 2% and further provided for a single payment of $500,000 to Barry Berler within three years in return for cancellation of all further royalty obligations of the Company. In May 2019, the Royalty Agreement was further amended to change the date the payment will be due to on or before May 31, 2021, or during the term of the amended Royalty Agreement should the Company be acquired or a controlling interest be acquired. The Company has not made the aforementioned payment or incur any change in control as such the 2% royalty remains in place.

Employment Agreement

The Company entered into an employment agreement with its Chief Executive Officer on September 9, 2021. The agreement is cancellable by either party with sixty-days’ notice. The agreement provides for annual compensation of $270,000 plus bonus compensation for achieving stated revenue targets. In addition, the agreement provides for 400,000 stock options at $2.00 per share with 25% vesting on the agreement date and the balance over thirty-six months. If a change in control occurs, as specified, vesting is accelerated.

Fixed Asset

The Company has an outstanding order to purchase molds for $120,000 of which progress payments of $40,000 have been made and recorded in Other Assets at December 31, 2021.

26

Note Purchase Agreement

On December 14, 2021, the Company entered into a note purchase agreement with three unrelated third parties (the “Purchasers”), pursuant to which the Company issued and sold to the Purchasers notes in the aggregate principal amount of $2,000,000. The notes (i) bear interest at the rate of eight percent (8%) per year, payable monthly, (ii) mature upon the earlier to occur of one year from the date of issuance or the consummation of the Company’s initial public offering, (iii) contain a mandatory prepayment provision requiring prepayment by the Company of the notes with the net proceeds of any indebtedness or equity interests issued by the Company.

Further, the Company agreed to issue each Purchaser shares of the Company’s common stock or other equity interests equal to fifty percent (50%) of the original principal amount of the note purchased by each Purchaser divided by the subsequent offering price, as defined below, for the applicable offering of common stock or other equity interests consummated by the Company in any such offering during the period from closing of the issuance of the notes until the closing the Company’s initial public offering. In addition, the Company agreed to issue each Purchaser warrants of the Company’s common stock or other equity interests equal to fifty percent (50%) of the original principal amount of the note purchased by such Purchaser divided by the subsequent offering price, as defined below, for the applicable offering of common stock or other equity interests consummated by the Company during the subsequent offering period. The warrants will have a term of exercise equal to five and a half years from the initial issuance date. The term subsequent offering price means, with respect to any consummated offering consummated during the subsequent offering period (including the Company’s initial public offering), the price per share of the equity interests sold by the Company in such offering.

The Company and the Purchasers entered into a security agreement whereby the notes are secured by substantially all the assets of the Company, both tangible and intangible both currently owned with stated exclusions, as defined, and any future acquired assets with stated exclusions, as defined.

Off-Balance Sheet Arrangements

During the periods presented, we did not have any off-balance sheet arrangements as defined under SEC rules.

Results of Operations

Comparison of the Years Ended December 31, 2021 and December 31, 2020

	Year Ended
	December 31, 2021	December 31, 2020	Change	Change %
Research and development	$1,690,865	$827,005	$863,860	104%
General and administrative	2,806,801	1,506,421	1,300,380	86%
Interest expense (income)	166,746	(3,333)	170,079	5100%
Other Expense – write-off of fixed asset		10,201	10,201	(100)%
Net loss	$(4,664,412)	$(2,340,294)	$(2,314,118)	99%

27

Research and Development

Research and development (“R&D”) expenses increased to $1,690,865 for the year ended December 31, 2021 compared to $827,005 for the year ended December 31, 2020. The increase of $863,860 was primarily due to increased R&D costs of approximately $505,000 from $345,000 in 2020 to $850,000 paid to Safegard for operating costs to use their facility. The use of the facility, which commenced in June 2020, was used for further development, production of current prototype samples and related testing. The operating costs primarily related to use of Safegard’s workforce, utility costs incurred and other services. In addition, we had increases in: i) fees paid and stock compensation expense to our Chief Technology Officer of $117,000 from $206,000 in 2020 to $323,000 in 2021, ii) increase in materials costs for testing of $289,000 from $6,500 in 2020 to $295,000 in 2021 and iii) increases of other costs of $24,000 from $0 in 2020 to $24,000 in 2021. In 2021, we had reductions in R&D costs: i) paid to two unrelated third-party consulting firms performing engineering and product design of approximately $71,000 from $276,000 in 2020 to $205,000 in 2021. These consulting firms principally provided through 2021 engineering relating to design efforts for our products and building and testing of molds for prototypes.

General and Administrative

General and Administrative (“G&A”) expenses were $2,806,801 for the year ended December 31, 2021 compared to $1,506,421 for the year ended December 31, 2020. The increase of $1,300,380 was primarily attributable to the increases in: i) payroll and consulting fees of $294,000 from $585,000 in 2020 to $879,000 in 2021, primarily due to increased amount of fees paid and additional employees on staff, ii). increases in stock compensation expense, due to new option awards and increases in vesting of previously issued options, of approximately $607,000 from $484,000 in 2020 to $1,091,000 in 2021, relating to employees and consultants. We had an average of two employees in 2020 and through September 2021 which increased to four in the last quarter of 2021. We engaged average of 8 to 10 consultants in 2021 and 2020, respectively for varying amounts of services. In addition, we had increases of approximately $400,000, principally from increased marketing and promotion ($144,000), patent fees and registrations ($108,000), professional fees ($44,000), travel ($22,000), rent ($23,000), board fees ($21,000), insurance ($24,000) and other expenses ($14,000), from $437,000 in 2020 to $837,000 in 2021.

Interest (expense) income

Interest expense, net of interest income of $769, was $166,746 for the year ended December 3, 2021 compared to interest income of $3,333 for the year ended December 31, 2020. Interest expense increased in 2021 by $167,000 due to the financing entered into in December 2021. The financing, as further discussed in note 6 to the financial statements included in this prospectus, resulted in interest, at the face rate of 8% in 2021, of $8,000 plus interest related to debt discount and accreted interest of $159,000. Interest income earned from accounts decreased to $769 in 2021 from $3,333 in 2020.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations and otherwise operate on an ongoing basis.

28

At December 31, 2021 and December 31, 2020, we had a cash balance of $1,479,166, and $1,790,203, respectively. The Company had working capital deficiency of $1,156,998 as of December 31, 2021 vs working capital of $1,738,958 as of December 31, 2020. The decrease in our working capital was primarily related to use of cash in operations and investing in fixed asset purchased or deposits paid and escrow payments under an agreement

The Company has generated proceeds from additional stock subscriptions completed through a private placement in 2021 of $3,377,929 and generated net proceeds from bridge loan proceeds of $1,802,500. The Company expects to generate net proceeds from the offering to provide sufficient cash to fund operations and for working capital and capital expenditures of $5,500,000, which consist of investment in molds, molding machines and packaging and assembly equipment of approximately $3,000,000 and the acquisitions of assets of $2,500,000 and repayment of debt of $2,000,000.

Cash Flows

The following table provides information regarding our cash flows for the years ended December 31, 2021 and 2020:

	Year Ended December 31,
	2021	2020
Net cash used in operating activities	$(3,147,736)	$(1,883,098)
Net cash used in investing activities	(2,343,730)	(387,200)
Net cash provided by financing activities	5,180,429	3,425,000

Net increase (decrease) in cash and cash equivalents	$(311,037)	$1,154,702

Net Cash Used in Operating Activities

The Company used cash of $3,147,736 and $1,883,098 in operating activities for the years ended December 31, 2021 and 2020 respectively. The increase in cash used from activities in 2021 compared to 2020 was principally due to the Company incurring additional R&D activities during 2021, attributed to completing product design and product and production validation, and additional business related G&A costs.

Net Cash Used in Investing

In 2021, the Company used cash to purchase machinery and paid deposits on other machinery of $2,268,730, as compared to $312,200 in 2020.   At December 31, 2021, the Company has balances due on such machinery of approximately $500,000.

Net Cash Provided from Financing Activities

In 2021, the Company, as noted above, received net proceeds from private placements of $3,377, 929 and received net proceeds from a debt financing of $1,802,500. In 2020, the Company received net proceeds from private placements of $3,425,000.

BUSINESS

Background and Overview

Sharps Technology, Inc. is a medical device company that has designed and patented various safety syringes which we are seeking to commercialize. We were incorporated under the laws of the State of Wyoming on December 16, 2017. Sharps was incorporated to purchase, develop and commercialize the intellectual property resulting in a family of smart safety syringe products. We closed the acquisition of this intellectual property in the fourth quarter of 2017. The intellectual property we purchased consisted of issued patent and patent files, all new designs and iterations, samples, regulatory files, manufacturing files, product testing files and market research files relating to such safety syringe products.

29

In June 2020, we entered into an asset/share purchase agreement with Safegard and certain other parties and in August 2020, October 2020, and July 2021, we entered into amendments to this agreement (as amended, the “Safegard Agreement”). Under the Safegard Agreement, we received an option to purchase either the stock of Safegard or certain assets of Safegard, including a manufacturing facility in Hungary registered with the FDA and CE for the manufacture of safety syringes, for $2.5 million in cash plus additional consideration of 100,000 shares of common stock and 125,000 stock options with an exercise price of $2.00. Under the Safegard Agreement, we were granted the right to operate this facility at our expense and will continue to do so through the closing date of the purchase of the facility. The closing of our purchase of the Safegard assets or shares is to occur no later than April 15, 2022, following which, if not exercised, our option will expire.

Our safety syringes, which we refer to as Sharps Provensa, are ultra-low waste and have passive safety features, which we believe will provide us a competitive advantage over other syringes. Sharps Provensa is a patented and FDA-cleared safety syringe addressing the important needs of the global healthcare market.

We have not generated sales or received any orders to date and there is no assurance we will receive any orders for our products.

We anticipate that we will commence receiving orders for and producing commercial quantities of our Sharps Provensa upon and subject to successful completion of this offering.

Our Products

Ultra-low waste space syringes are the preferred syringe for the administration of many vaccines and injectable medications. In addition, passive safety features are those most requested by clinicians in the field, in order to avoid infectious needlestick injuries. Our suite of products is designed to work with vials as well as pre-fillable syringes which are largely used by the pharmaceutical industry. Our Sharps Provensa Ultra - Low Waste, smart safety syringes engage all safety features, automatically, when the injection is given (and are thus considered to have passive safety features). The needle tip is covered even before removal from the patient - providing a very high level of safety. Our design is very stingy with using the medication contained in the syringe. Independent testing measured typical waste space found in commonly used hypodermic syringes to exceed 50 microliters with several resulting in waste space in excess of 100 microliters. Our Sharps Provensa has approximately 10 microliters of waste space. When some other syringes are used, vials and pre-fillable syringes are overfilled to anticipate this higher waste. With Sharps Provensa safety syringes, the overfilling can be virtually eliminated. Of the eleven commercially available syringes tested, only two (BD Integra and Sharps Provensa) had measured waste space which would place them in a low waste space category. We estimate that over 95% of the market comprise the products tested, other than the Integra. We have tested the number of doses, as recommended by Pfizer, which can be extracted from a 5 dose vial of Covid 19 vaccine. Using our Sharps Provensa Ultra Low – Waste smart safety syringe we are able to extract 7 doses from a 5 dose vial. This is accomplished by utilizing the overfill of the vial, which would be thrown away with an inefficient syringe design.

Sharps Provensa has the following features and benefits:

●	Traditional one-handed operation;

●	Passive safety features, which engage automatically, when the injection is given providing maximum protection even before withdrawal of the needle from the patient;

●	SharpsLock interchangeable needle heads connect fast from drawing medication to injection;

●	Orange color plunger tip contrasts against black color graduation for proper reading of medication;

●	Reduces costly discarded medicine from every inefficient injection with our ultra-low waste space syringes;

●	No leakage or breakage at the needlehead connection point;

●	Prevents improper reuse of needles and syringes

30

The Sharps Provensa needle tip goes through the skin sharp, delivering the medicine or vaccine, and comes out of the body shielded, protecting the healthcare worker and the public. We believe that with use of Sharps Provensa, with its aforementioned features and benefits, the instance of needlestick injuries can be dramatically reduced.

Sharps Provensa Ultra - Low Waste smart safety syringes have been designed to address four primary problems:

1. Accidental needlestick injuries: These occur when the clinician is stuck with an infected needle. According to the WHO, these accidents likely take place in excess of 2 million times per year. When a clinician receives an infectious needlestick injury, any blood borne disease which the patient had, could be transmitted to them.

A 2016 World Health Organization Commission reported that over 16 billion injections are delivered worldwide each year (pre-Covid era). A recent analysis showed that 55.1% of healthcare workers had sustained a needlestick injury, or NSI, at some point in their career. Over one million healthcare worker NSIs are documented each year in the US and Europe and over 3 million worldwide with the true incidence believed to be more than double those numbers as over half of injuries go unreported.

US data on injury trends disturbingly show recent worsening despite safety campaigns and protocols. In a 2016 study, economic analysis has placed the average cost of an NSI at $747 (direct plus indirect costs) and strongly supported the use of safety-engineered devices for injection. Low compliance with recommended safety protocols can be seen upon examination of injury data where a majority of injuries continue to occur with non-safety devices or before full activation of a safety-protection feature.

There are over 20 such transmissible blood borne diseases, including AIDS and hepatitis. Safety syringes provide protection by active or passive safety mechanism. Active safety requires the clinician to activate the safety features of the syringe following an injection to the patient. This can be done by pushing a hinge or engaging a slide. Compliance is low and some designs require close proximity to the sharp needle, in order to activate. A 2019 EPInet report demonstrates that over 80% of NSIs from safety devices occurred at a time when their safety feature not activated or only partially activated. Passive safety occurs simply by giving the injection in the ordinary way and having the product design engage the safety features automatically.

2. Waste Space: all needle and syringes have space which permits the accumulation of injectable medications which cannot be accessed and are thrown away with each injection. Sharps Provensa has approximately 10 microliters of waste space - others have as much as 140 microliters of waste space. Without knowing what syringe is going to be used, pharmaceutical companies must overfill their vials to account for this loss. For difficult to manufacture injectable medications, this reduces the number of life saving doses which could be available to the public. When doses are extremely small, waste space can exceed the required dose. That means more medications are being thrown away than injected into the patient. As an example, certain Covid 19 vaccine injections approved for booster shots and for children require lower doses. The lower the dose the higher the percentage of wasted medications. Sharps Provensa maximizes the number of doses obtained from a vial by minimizing the waste space. A growing trend for pharmaceutical companies is to prefill a syringe and sell it with the desired precise dose. A needlehead assembly is affixed to the syringe and this avoids the need for a vial. Sharps Provensa saves the pharmaceutical company from overfilling the pre-filled syringe and produces more doses from the same bulk material. Pfizer has approved Sharps Provensa Ultra - Low Waste smart safety syringes for use with their Covid 19 vaccine. According to a July 2016 Journal of the American Medical Association article, for a small group of injectable medications, the median value of the wasted medicine per dose was $5.00 for high-dead-space medications, and about $0.50 for low dead-space medications. Over one year, the cost of the waste for high-dead-space medications ranged from $558 to $2,329 (a median value of $1,638) compared to $68 to $205 (a median value of $125) for low-dead-space medication.

3. Exchangeable needle head assembly: because we don’t have a single needle permantely attached to a syringe, this permits the clinician to attach the required needle length and gauge to the syringe, while maintaining all safety features and benefits. This reduces the amount of inventory otherwise required.

31

4. Draw needle: Our Sharps Provensa product line has a draw needle, which facilitates very rapid draw of all injectable medications from a vial into a syringe, including those medications which are viscous and difficult to draw in any other way. A draw needle has a larger inside diameter which facilitates fast and proper draw. Once the medication has been drawn into the vial, the draw needle is replaced with the needle size and gauge required for the patient’s injection. If the needle that is to be used on the patient is a high gauge thin needle, and is first used to draw the medication from the vial (which would not ocurr with the Sharps Provensa draw needle), the needle tip may be damaged or lose some of its sharp edge. This could result in more pain/discomfort for the patient or an incomplete injection.

Draw needles are commonly used. If the clinician wishes to use a very thin needle for injection into the patient, a draw needle would be used to puncture the septum of the vial. Draw needles are commonly 18 gauge in size, while needle gauges for injection into the patient range up to 31/32 gauge (the higher the gauge, the thinner the needle). The thinner the needle, the smaller the inside diameter, the greater the difficulty to draw medication into the syringe, from the vial. A higher gauge needle has a greater chance of damage when puncturing the septum of the vial. We believe the Sharps Provensa safety syringes will offer the only passive safety syringes that include draw needles with passive safety and low-waste features.

We know of no safety syringe on the market with all of these benefits.

The Sharps Provensa will come in 4 different designs for use in vials and pre-filled syringes. The Sharps Provensa will be usable in all traditional settings, including hospitals, clinics, physician offices, and pharmacies.

We are in discussions with pharmaceutical companies and distributors for sales of our Sharps Provensa. We also intend to market the Sharps Provensa to the US and foreign governments. In certain limited instances, we may also seek to sell the Sharps Provensa to hospitals and clinician offices.

Competitive Environment

We anticipate our major domestic competitors will include Retractable Technologies, Inc., Becton Dickinson & Company, Medtronic Minimally Invasive Therapies (“Medtronic,” formerly known as Covidien), Terumo Medical Corp., Smiths Medical, and B Braun. Our competitors may have greater financial resources, larger and more established sales, marketing, and distribution organizations; and greater market influence, including long-term and/or exclusive contracts.

We anticipate that we will compete primarily on the basis of healthcare worker and patient safety, product performance, and quality. We believe our competitive advantages will include the combination of passive safety and ultra low waste features.

Government Regulations

In the United States, the Federal Food, Drug and Cosmetic Act, or FDCA, FDA regulations and other federal and state statutes and regulations govern, among other things, medical device design and development, preclinical and clinical testing, premarket clearance or approval, registration and listing, manufacturing, labeling, storage, advertising and promotion, sales and distribution, export and import, and post-market surveillance. The FDA regulates the design, manufacturing, servicing, sale and distribution of medical devices. Failure to comply with applicable U.S. requirements may subject a company to a variety of administrative or judicial sanctions, such as FDA refusal to approve pending applications, warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, civil penalties and criminal prosecution.

32

Unless an exemption applies, each medical device we wish to distribute commercially in the United States will require marketing authorization from the FDA prior to distribution. The two primary types of FDA marketing authorization applicable to a device are premarket notification, also called 510k clearance, and premarket approval, also called PMA approval. The type of marketing authorization is generally linked to the classification of the device. The FDA classifies medical devices into one of three classes (Class I, II or III) based on the degree of risk the FDA determines to be associated with a device and the level of regulatory control deemed necessary to ensure the device’s safety and effectiveness. Devices requiring fewer controls because they are deemed to pose lower risk are placed in Class I or II. Class I devices are deemed to pose the least risk and are subject only to general controls applicable to all devices, such as requirements for device labeling, premarket notification and adherence to the FDA’s current Good Manufacturing Practices, or cGMP, known as the Quality System Regulations, or QSR. Class II devices are intermediate risk devices that are subject to general controls and may also be subject to special controls such as performance standards, product-specific guidance documents, special labeling requirements, patient registries or post-market surveillance. Class III devices are those for which insufficient information exists to assure safety and effectiveness solely through general or special controls and include life sustaining, life-supporting or implantable devices, devices of substantial importance in preventing impairment of human health, or which present a potential, unreasonable risk of illness or injury. Our Sharps Provensa has been cleared by the FDA under the 510k premarket notification process (Class II).

Outside of the United States, our ability to market our products will be contingent also upon our receiving marketing authorizations from the appropriate foreign regulatory authorities, whether or not FDA approval or clearance has been obtained. The foreign regulatory approval process in most industrialized countries generally encompasses risks similar to those we will encounter in the FDA approval or clearance process. The requirements governing conduct of clinical trials and marketing authorizations, and the time required to obtain requisite approvals, may vary widely from country to country and differ from those required for FDA approval or clearance.

The sale of medical products is subject to laws and regulations pertaining to health care fraud and abuse, including state and federal anti-kickback, anti-self-referral, and false claims laws in the United States.

Intellectual Property

Intellectual property rights, particularly patent rights, are material to our business. We own three patents used in the Sharps Provensa, which expire between 2035 and 2040. Our issued patents include a design patent (USD743,025) for the ornamental design for a safety syringe, a patent (US 10,980,950) for an ultra low-waste needle and syringe system that automatically and passively renders a needle safe during the injection process, and a patent (US 11,154,663) for a pre-filled safety needle and syringe system.

We have three additional pending patent applications in the United States and one PCT (Patent Cooperation Treaty) patent application. The patent applications, which we own, have an anticipated expiration date of June 22, 2040. The pending patent applications are for (i) an ultra-low waste disposable syringe with self-adjusting integrating safety features, (ii) an ultra-low waste disposable safety syringe for low dose injections, and (iii) a needle and syringe system with automatic safety shield that renders a needle safe. Our pending patent applications are for utility patents. With respect to the last of these patent applications, we have, in addition to our United States patent application, also filed a PCT patent application. A PCT application is a single utility patent filing that provides international patent-pending status. By itself, a PCT application will not lead to foreign patents. To obtain foreign patents for this PCT patent application, we will need to file individual patent applications at a later time.

We have filed applications to register the trademark for Sharps Provensa and certain other trademarks for use in our Sharps Provensa product line.

Employees

We have three full-time employees, one of which is our Chief Executive Officer, and retain the services of additional personnel on an independent contractor basis to support R&D, Finance, Marketing and Regulatory areas. We do not have any part-time employees. We expect to add additional employees upon completion of the offering.

Facilities

We lease office space, on a month-to-month basis, at 105 Maxess Road, Melville, New York 11747. Our monthly rent is $200.

We operate a manufacturing facility in Hungary which we previously used for development and testing of our products and we currently use primarily for the manufacture of Sharps Provensa safety syringe. We have the option to purchase this facility for $2.5 million in cash plus certain additional consideration. We are prepared to move our owned molds, machinery and equipment to an alternative manufacturing location if necessary. See “Background and Overview.”

33

Legal Proceedings

We are not a party to any material legal proceeding, nor is our property the subject of any material legal proceedings.

Impact of COVID-19

In March 2020, the World Health Organization declared coronavirus COVID-19 a global pandemic. This contagious disease outbreak has adversely affected workforces, economies, and financial markets globally leading to an economic downturn in certain industries and countries. It is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on the Company’s business or ability to raise funds. Management continues to monitor the situation but has not experienced a significant disruption to its product development efforts.

MANAGEMENT

The following table provides information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position(s)
Executive Officers:
Robert M. Hayes	55	Chief Executive Officer and Director
Alan R. Blackman	73	Co-Chairman, Chief Investment Officer and Chief Operating Officer
Andrew R. Crescenzo	65	Chief Financial Officer
Barry B. Berler	68	Chief Technical Officer and Inventor
Steven Hertz, MD	60	Chief Medical Officer
Non-Executive Directors and Director Nominees:
Soren Bo Christiansen, MD	66	Co-Chairman
Paul K. Danner	64	Director
Timothy J. Ruemler	63	Director
Brenda Baird Simpson	64	Director nominee
Jason Monroe	36	Director nominee

Executive Officers

Robert M. Hayes

Robert M. Hayes has been the Chief Executive Officer and director for Sharps Technology since September 2021. Before joining the Company, he served as Senior Director of Product Management and Innovation and other roles with Gerresheimer Pharmaceutical Glass from 2010 to 2021 where he led commercial sales and strategic partnerships with top global healthcare companies. He has over 25 years’ experience in the healthcare, medical device, and pharmaceutical manufacturing industry. Mr. Hayes received his Bachelor of Business Administration from University of Toledo. Mr. Hayes’ healthcare industry and product management experience qualify him to serve on our board of directors.

Alan R. Blackman

Alan R. Blackman is a Co-Founder of Sharps Technology since 2017. Commencing in December 2016 and prior to Sharps Technology, he began working with Barry Berler, the inventor of what is now the Sharps Provensa Ultra- Low Waste smart safety syringe. He serves as the Company’s Co-Chairman of the Board since 2021 and has served as a Board Member and Secretary since inception. He is also the Company’s Chief Investment Officer and Chief Operating Officer. Prior to his involvement with Sharps Technology, Mr. Blackman was an investor in the medical device industry. His medical device experience has included cold sterilant technology, infra-red technology for the diagnosis of deep vein thrombosis, programmable cardiac event monitoring, doppler technology and specialty sutures (surgical stapling). Mr. Blackman received his Bachelor of Science degree from Long Island University. Mr. Blackman’s experience as our co-founder qualifies him to serve on our board of directors.

34

Andrew R. Crescenzo

Andrew R. Crescenzo has been Chief Financial Officer for Sharps Technology since May 2019 under a consulting agreement with CFO Consulting Partners LLP. Before joining the Company, Mr. Crescenzo served in various finance roles from 2006 to 2019 in biotech, manufacturing and distribution, including, CFO of United Metro Energy from 2014 to 2016; Senior VP of Finance of Enzo Biochem (NYSE:ENZ) from 2006 to 2014. Prior to 2006, he was an Executive Director from 2002 to 2006 and a Senior Manager from 1997 to 2002 at Grant Thornton LLP. Mr. Crescenzo is a Certified Public Accountant and received his Bachelor of Business Administration from Adelphi University.

Barry B. Berler

Barry B. Berler is Co-Founder, Inventor and Chief Technology Officer of Sharps Technology. In addition to inventing the Sharps Provensa line of safety syringes, he also oversees Research and Development, and manufacturing at the company. He has 20 years of experience in medical research and development for injection molds for safety syringe products and holds as inventor eight patents for safety syringe products. Mr. Berler has also been the President and CEO of Deluxe SunGroup, a management company, for the past 29 years, and previously served as the President and CEO of Smart Shield Safety Products from 2010 - 2016, Partner and COO of Devon Safety Products from 2005 - 2008, and President and CEO of Dispomedic from 1999 - 2005. Prior to his career in medical R&D, Mr. Berler completed officer school and served as a major in the Army Reserves of the Israel Defense Force and earned an engineering degree from Technion - Israel Institute of Technology.

Steven Hertz, MD

Steven Hertz, our Chief Medical Officer, joined Sharps Technology in 2018. Dr. Hertz divides his time with a continuing role as Chief of Vascular Surgery at Saint Barnabas Medical Center and Site Director of the Vascular Fellowship teaching program since 1993. He has extensive consulting experience for medical devices and previously served as President of the Vascular Society of New Jersey. Dr. Hertz earned his MD from Albert Einstein College of Medicine in New York and completed his Vascular Surgery training at the University of Pennsylvania.

Non-Executive Directors

Dr. Soren Bo Christiansen

Soren Bo Christiansen, Co -Chairman of the Board for Sharps Technology, joined the team in April 2018 as a Board member, became Chairman of the Board in December 2018 (and has been co-Chairman since 2021) , and was CEO from April 2019 until he stepped down in September 2021. Dr. Christiansen worked for Merck & Co. Inc. for 30 years in Denmark, USA and Switzerland. He was Sr. VP Merck Vaccines (head of the Global Commercial division), President Eastern Europe, Middle East & Africa and during the last four years of his career, he was President for Europe, Middle East, Africa and Canada. He holds a medical degree from University of Copenhagen Denmark. Dr. Christiansen’s medical and pharmaceutical knowledge and experience qualifies him to serve on our board of directors.

Paul K. Danner

Paul K. Danner, a member of the Board of Directors, joined Sharps Technology in September 2021. Since 2013, Mr. Danner has been chief financial and administrative officer of PAY2DAY Solutions, Inc. dba Authvia, a FinTech software developer that provides merchants and consumers with a cloud-based CPaaS (Communications Platform as a Service) platform capable of providing end-to-end payment flows, billing, consumer management, payment analytics, and consumer insights. From 2016 to 2018, Mr. Danner was chief executive officer of Alliance MMA, Inc., which was a mixed martial arts organization offering promotional opportunities for aspiring mixed martial arts fighters. As a senior business leader, Mr. Danner has served three Nasdaq-listed companies as the senior corporate executive. Additionally, he has acquired extensive Board of Director expertise through six separate appointments totaling more than twenty-five years with three Nasdaq and OTCQB listed companies including Chairman, Corporate Secretary and Audit Committee assignments, as well as two development-stage ventures and one not-for-profit enterprise. Mr. Danner served as a Naval Aviator flying the F-14 Tomcat, and subsequently as an Aerospace Engineering Duty Officer supporting the Naval Air Systems Command, for 8 years on active duty plus 22 years with the reserve component of the United States Navy. He retired from the Navy in 2009 with the rank of Captain. Mr. Danner earned a BS degree in Business Finance from Colorado State University, and he holds an MBA from the Strome College of Business at Old Dominion University. Mr. Danner’s executive and marketing experience qualify him to serve on our board of directors.

35

Timothy J. Ruemler

Timothy J. Ruemler, a member of the Board of Directors, joined Sharps Technology in September 2021. He was division President SW Florida for Centex Homes from 1993 to 2007, where he was responsible for all aspects of the Real Estate division’s activities. Mr. Ruemler has been retired since 2007. While at Centex Homes, Mr. Ruemler also held the positions of Sales Manager, Construction Manager, Controller, and Assistant Controller for the Naples, Raleigh and Tampa divisions from 1986 until 1993. Prior to his career at Centex Homes, he held auditor positions. He holds a BS in Accounting from Indiana State University. Mr. Ruemler’s business operational experience qualify him to serve on our board of directors.

Director Nominees

Brenda Baird Simpson

Brenda Baird Simpson has been appointed to serve on our board of directors immediately prior to completion of this offering. Ms. Simpson has been senior vice president & chief nursing officer at Centura Health in Centennial, CO since 2021. She was system vice president & chief nursing executive at Northeast Georgia Health System from 2016 to 2021, and system senior vice president & chief nursing officer at CHI St. Vincent Health System in Little Rock, AR, from 2007 to 2016. Ms. Simpson received a DNP from the University of South Alabama, an MSN from the University of Tennessee, Knoxville, a BSN from Tennessee State University, Nashville, and an AND from the University of Tennessee, Martin. Ms. Simpson’s medical experience qualifies her to serve on our board of directors.

Jason L. Monroe

Jason L. Monroe has been appointed to serve on our board of directors immediately prior to completion of this offering. Mr. Monroe has been sales manager at CVS Health since 2016, and was a pharmacy manager at CVS Health from 2014 to 2015. He was Adjunct Professor for Pharmacy Technician program at Houston Community College from 2017 to 2019. Mr. Monroe received a PharmD from the Texas Southern University College of Pharmacy & Health Science and a BS from Prairie View A&M University. Mr. Monroe’s healthcare experience qualifies him to serve on our board of directors.

Board Composition

Our board currently consists of five directors, Robert M. Hayes, Alan R. Blackman, Soren Bo Christiansen, Paul K. Danner, and Timothy J. Ruemler. Mr. Ruemler and Mr. Danner are “independent directors” within the meaning of the Listing Rules of the Nasdaq Stock Market. Ms. Simpson and Mr. Monroe will join our board as independent directors upon completion of this offering, and we will then have a majority of independent directors.

Family Relationships

No family relationships exist between any of our officers or directors.

Director Independence

The Board evaluates the independence of each nominee for election as a director of our Company in accordance with the Nasdaq Listing Rules. Pursuant to these rules, upon completion of this offering, a majority of our Board must be “independent directors” within the meaning of the Nasdaq Listing Rules, and all directors who sit on our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee must also be independent directors.

Board of Directors Term of Office

Directors are elected at our annual meeting of shareholders and serve for one year until the next annual meeting of shareholders or until their successors are elected and qualified.

Committees of our Board of Directors

We have not yet established an Audit Committee, a Compensation Committee or a Nominating Committee, or any committees performing similar functions. We intend to establish such committees prior to completion of this offering. The functions of those committees are currently undertaken by our board of directors as a whole. Upon completion of this offering, we will have an audit committee that will consist of Paul Danner, Jason Monroe and Brenda Sampson, a compensation committee that will consist of Timothy Ruemler, Paul Danner, and Jason Monroe, and a nominating committee that will consist of Timothy Ruemler, Jason Monroe, and Paul Danner.

Code of Business Conduct and Ethics

Prior to completion of this offering, we will adopt a Code of Business Conduct and Ethics (the “Code”) which will Code will apply to all of our directors, officers and employees. Upon the completion of this offering, the full text of our Code will be posted on our website under the Investor Relations section. We intend to disclose future amendments to, or waivers of, our Code, as and to the extent required by SEC regulations, at the same location on our website identified above or in public filings. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be part of this prospectus or in deciding whether to purchase our shares of common stock.

36

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

The amounts below represent the compensation awarded to or earned by or paid to our named executive officers who served as our chief executive officer or had total compensation of at least $100,000 for the years ended December 31, 2021 and 2020.

Summary Compensation Table

Name and Principal Position	Calendar Year	Salary or Consulting $	Bonus	Stock Awards $	Option Awards(5) $	Total

Robert M. Hayes, CEO (1)	2021	$82,750	-	-	$541,779	$624,529

Dr. Soren Bo Christiansen, Co- Chairman of the Board, former CEO (2)	2021	$170,000	-	-	$24,547	$194,547
	2020	$24,000	-	-	$109,390	$133,390

Alan R. Blackman, COO and Co Chairman of the Board (3)	2021	$257,000	-	-	$187,096	$444,096
	2020	$150,500	-	-		$150,500

Barry Berler, CTO (3)	2021	$216,000	-	-	$187,096	$403,096
	2020	$210,000	-	-		$210,000

Andrew R. Crescenzo, CFO (4)	2021	$73,375	-	-	$68,209	$141,584
	2020	$48,000	-	-	$35,253	$83,253

(1) Mr. Hayes was appointed our chief executive officer on September 15, 2021.

(2) Compensation relates to Dr. Christiansen serving as chief executive officer and chairman of the Board from April 2019 to September 15, 2021.

(3) Reflects consulting fees and/or salary earned, including accrued and unpaid compensation of $54,000 at December 31, 2021.

(4) Reflects consulting fees to CFO Consulting Partners, LLC commencing June 2019, including $7,875 accrued and unpaid as of December 31, 2021.

(5) See note 9 to the audited financial statements for assumptions used in valuation.

37

Executive Employment Agreements

We are party to an employment agreement, dated September 9, 2021, with Robert M. Hayes, our chief executive officer. Under the agreement, we pay Mr. Hayes an annual salary of $270,000, and Mr. Hayes will be entitled to a performance bonus if the Company achieves certain revenue amounts. Mr. Hayes also received options to purchase 114,286 shares of common stock at an exercise price of $7.00 per share, vesting over 3 years. The agreement can be terminated by either party for any reason upon 60 days’ written notice.

We are party to a consulting agreement, dated December 2020, with Alan Blackman, our co-founder, chief operation officer and chief investment officer. Under the agreement. Mr. Blackman is entitled to compensation of $18,000 per month. The agreement provides for an annual bonus in the target amount of $216,000, commensurate with the Company’s results and subject to the approval of the board. Mr. Blackman also received options to purchase 38,571 shares of common stock with an exercise price of $7.00 per share, vesting over 3 years. The agreement can be terminated by either party for any reason upon 90 days’ written notice.

We entered into to a consulting agreement, dated May 28, 2019, with Barry Berler, our chief technology officer. Under the agreement. Mr. Berler was entitled to compensation of $10,000 per month. The agreement had a term of five years commencing June 1, 2019. In December 2020, we entered into a new consulting agreement with Mr. Berler, under which Mr. Berler is entitled to compensation of $18,000 per month and provides for an annual bonus in the target amount of $216,000, commensurate with the Company’s results and subject to the approval of the board. Mr. Berler also received options to purchase 38,571 shares of common stock with an exercise price of $7.00 per share, vesting over 3 years. The agreement can be terminated by either party for any reason upon 90 days’ written notice.

Compensation of Directors

The following table sets forth compensation we paid to our directors during the year ended December 31, 2021 (excluding compensation under the Summary Compensation table above).

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
Name	($)	($)	($)	($)	($)
Timothy J. Ruemler (1)	5,000	-	133,519	-	138,519
Paul K. Danner (1)	5,000	-	133,519	-	138,519
Dr Soren Bo. Christiansen (2)	14,000	-		-	14,000
Karen Daly (3)	16,000	-	2,453	-	18,453
Tony Mulone (4)	14,000	-	1,284	69,000	84,284
Albert Verrecchia (5)	16,000	-	2,453	-	18,453

(1)	Appointed as Directors in September 2021
(2)	Served as CEO and Chairman of the Board through September 15, 2021. Effective September 16, 2021 serves as Co-Chairman of the Board.
(3)	Ms. Daly resigned as a director in September 2021.
(4)	Mr. Mulone ceased to be a director in August 2021. Mr. Mulone also received other compensation as a consultant of $69,000.
(5)	Mr. Verrecchia resigned as a director in September 2021.

38

Outstanding Equity Awards at Fiscal Year-End

The following table discloses information regarding outstanding equity awards granted or accrued as of December 31, 2021, for our named executive officers.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Vested	Number of Securities Underlying Unexercised Options (#) Unvested	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock (#) that Vested	Market value of of Shares or Units of Stock (#) that have not Vested

Robert M. Hayes (1)	35,714	78,714	7.00	9/9/2026	-	-
						-
Alan R. Blackman	5,143		7.00	9/30/2026	-	-
	19,286	1,286	7.00	1/1/2026	-	-

Barry B. Berler	5,143		7.00	9/30/2026	-	-
	19,286	19,296	7.00	1/1/2026	-	-

Andrew R. Crescenzo	4,375	10,714	7.00	9/30/2026	-	-
	7,143		4.37	12/31/2024	-	-
	14,286		4.37	10/1//2025	-	-

Equity Incentive Plan

On March 28, 2022, the Company adopted the Sharps Technology, Inc. 2022 Equity Incentive Plan (the “2022 Plan”), pursuant to which up to an aggregate of 779,000 shares of common stock are available for issuance. Awards under the 2022 Plan may include options (including incentive stock options and non-qualified stock options), stock appreciation rights, restricted stock, restricted stock units, performance share awards, or other equity-based awards, each as defined under the 2022 Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than as set forth below and compensation arrangements, including employment, there have been no transactions since January 1, 2020, in which the amount involved in the transaction exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets as at the year-end for the last two completed fiscal years, and to which any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

As of December 31, 2021, accounts payable and accrued liabilities include $59,375 payable to officers and directors and the Company. The amounts are unsecured, non-interest bearing and are due on demand.

In connection with the purchase of certain intellectual property in July 2017, Barry Berler, our chief technology officer, and Alan R. Blackman, our chief investment officer and chief operating officer, entered into a royalty agreement which provided that Barry Berler would be entitled to a royalty of four percent (4%) of net sales derived from the use, sale, lease, rent and export of products related to the intellectual property. The royalty continues until the patent expires or is no longer used in the Company’s product. The royalty agreement was assumed by the Company in December 2017.

In September 2018, the Royalty Agreement was amended to reduce the royalty to 2% and further provided for a single payment of $500,000 to Barry Berler within three years in return for cancellation of all further royalty obligations of the Company. In May 2019, the Royalty Agreement was further amended to change the date the payment will be due to on or before May 31, 2021, or during the term of the amended Royalty Agreement should the Company be acquired or a controlling interest be acquired. The Company has not made the aforementioned payment or incurred any change in control. As such the 2% royalty remains in place.

Policies and Procedures for Related Party Transactions

In connection with this offering, we expect to adopt a written related party transactions policy that will provide that transactions with directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related party must be approved by our audit committee. This policy will become effective on the date on which the registration statement of which this prospectus is part is declared effective by the SEC. Pursuant to this policy, the audit committee will have the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed the lesser of (i) $120,000 or (ii) one percent of the average of our total assets for the last two completed fiscal years, and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person will be defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.

In considering related-person transactions, our audit committee or another independent body of our board of directors will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to us;
●	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
●	the terms of the transaction;
●	the availability of other sources for comparable services or products; and
●	the terms available to or from, as the case may be, unrelated third parties under the same or similar circumstances.

The audit committee or other independent body of our board of directors will not approve any related party transaction unless it is on the same basis as an arms’ length transaction and approved by a majority of the disinterested directors.

39

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of April 5, 2022, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group.

The table lists applicable percentage ownership based on 5,187,062 shares of common stock outstanding as of April 5, 2022. In addition, under the rules beneficial ownership include shares of our common stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable within 60 days of April 5, 2022. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Except as otherwise noted below, the address for persons listed in the table is c/o Sharps Technology, Inc, 105 Maxess Road, Ste. 124, Melville, New York 11747.

Name and address of beneficial owner	Number of shares of common stock beneficially owned	Percentage of common stock beneficially owned
Directors and Executive Officers:
Robert M. Hayes (1)	47,619	*
Alan R. Blackman (2)	747,874	14.3
Andrew R. Crescenzo (1)	31,756	*
Barry B. Berler (3)	914,160	17.5
Dr. Steven Hertz (4)	43,857	*
Dr. Soren Bo Christiansen (5)	325,714	*
Paul K. Danner (1)	11,905	*
Timothy J. Ruemler (6)	993,214	18.7
All Directors and Officers as a Group (8 persons)	3,116,100	55.2
David Loewenstein (7)	885,714	17.1

*	Less than 1%.

(1)	Represents shares underlying options.

(2)	Includes 262,286 shares owned by spouse and 28,446 shares underlying options. Mr. Blackman also owns our 1 outstanding share of Series A Preferred Stock, which will provide him with 25% of the voting power of our stockholders with respect to the election of directors.

(3)	Includes 28,446 shares underlying options.

(4)	Includes 15,286 shares underlying options.

(5)	Includes 162,857 shares underlying options.

(6)	Includes 132,208 shares underlying options.

(7)	Includes 257,143 shares held by Mr. Loewenstein’s spouse. The address of the stockholder is 12 Jefferson Street Apt A, Glen Cove, NY 11542.

40

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock, par value of $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. 1 share of our preferred stock is designated as Series A Preferred Stock and is held by Alan Blackman, our co-chairman and chief operating officer. As of March 25, 2022, there were approximately 113 holders of record of common stock.

Upon completion of this offering, 7,795,062 shares (assuming exercise of any Pre-Funded Warrants sold in the offering, and assuming no exercise by the underwriters of their option to purchase additional shares and/or additional warrants) of common stock and 1 share of Series A Preferred Stock will be issued and outstanding, which excludes:

●	1,137,479 shares issuable upon exercise of outstanding options;
●	4,896,000 shares issuable upon exercise of Warrants to be issued to the investors in this offering
●	122,400 shares issuable upon exercise of warrants to be issued to designees of the representative in this offering; and
●	160,000 shares issuable upon exercise of warrants to be issued upon closing of this offering to the purchasers under the December 2021 Note Purchase Agreement.

Common Units

Each Common Unit consists of one share of common stock and two Warrants, each Warrant exercisable for one share of common stock, each as described further below. The Common Units will not be issued or certificated. Purchasers of Common Units will receive only shares of common stock and Warrants. The common stock and Warrants may be transferred separately immediately upon issuance.

Pre-Funded Units

Each Pre-funded Unit consists of one Pre-Funded Warrant and two Warrants, each as described further below. The Pre-Funded Units will not be issued or certificated. Purchasers of Pre-Funded Units will receive only Pre-Funded Warrants and Warrants. The Pre-Funded Warrants and Warrants may be transferred separately immediately upon issuance.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the voting power of our stockholders for the election of directors can elect all of the directors. Holders of the majority of the voting power of the Company’s stockholders, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the voting power of the Company’s stockholders is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of our common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no withdrawal provisions applicable to the Company’s common stock.

Warrants to be issued in this offering

The following summary of certain terms and provisions of the Warrants included in the Common Units and Pre-Funded Units offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of Warrant.

Exercisability. The Warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

41

Exercise Limitation. A holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the Warrants is 100% of public offering price of the Common Unit. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. The exercise price is also subject to adjustment in the event of subsequent sales of our common stock (or securities exercisable for convertible into common stock) at a purchase price (or conversion or exercise price, as applicable) less than the then-effective exercise price. In the event of such a subsequent sale, the exercise price will be reduced to such lower price, subject to certain exceptions and subject to a minimum exercise price set forth in the Warrants.

Forced Exercise and Redemption. The Warrants will be subject to forced exercise commencing six months from issuance subject to the condition that the volume weighted average price of the Company’s common stock exceeds 200% of the initial exercise price for twenty consecutive trading days and subject to certain other conditions set forth in the Warrants. In the event that a holder fails to exercise the Warrants within 30 days of notice of a forced exercise in accordance with the terms of the Warrants, the Company may redeem the Warrants at a redemption price of $0.01 per Warrant.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We have applied to have the Warrants offered in this offering listed on the Nasdaq Capital Market under the symbol “STSSW”. No assurance can be given that a trading market will develop.

Warrant Agent. The Warrants will be issued in registered form under a warrant agency agreement between VStock Transfer LLC, as warrant agent, and us. The Warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Warrant.

Governing Law. The Warrants and the warrant agency agreement are governed by New York law.

Pre-Funded Warrants to be issued in this offering

The following summary of certain terms and provisions of the Pre-funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of, the Pre-funded Warrant. Prospective investors should carefully review the terms and provisions of the form of Pre-funded Warrant for a complete description of the terms and conditions of the Pre-funded Warrants.

The term “pre-funded” refers to the fact that the purchase price of our common stock in this offering includes almost the entire exercise price that will be paid under the Pre-funded Warrants, except for a nominal remaining exercise price of $0.001. The purpose of the Pre-funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding shares of common stock following the consummation of this offering the opportunity to make an investment in the Company without triggering their ownership restrictions, by receiving Pre-funded Warrants in lieu of our common stock which would result in such ownership of more than 4.99% (or 9.99%), and receive the ability to exercise their option to purchase the shares underlying the Pre-funded Warrants at such nominal price at a later date.

Duration. The Pre-funded Warrants offered hereby will entitle the holders thereof to purchase our shares of common stock at a nominal exercise price of $0.001 per share, commencing immediately. There is no expiration date for the Pre-funded Warrants.

Exercise Limitation. A holder will not have the right to exercise any portion of the Pre-funded Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-funded Warrants. However, any holder may increase or decrease such percentage (up to 9.99%), provided that any increase will not be effective until the 61st day after such election. It is the responsibility of the holder to determine whether any exercise would exceed the exercise limitation.

Exercise Price. The Pre-funded Warrants will have an exercise price of $0.001 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our shareholders.

Transferability. Subject to applicable laws, the Pre-funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Absence of Trading Market. There is no established trading market for the Pre-funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Pre-funded Warrants will be limited.

Fundamental Transactions. In the event of a fundamental transaction, generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation, merger, amalgamation or arrangement with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holder will have the right to receive, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor or acquiring corporation or of us if we are the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares for which the Pre-funded Warrant was exercisable immediately prior to such fundamental transaction.

No Rights as a Shareholder. Except as otherwise provided in the Pre-funded Warrants or by virtue of such holder’s ownership of our shares of common stock, the holder of Pre-funded Warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Pre-funded Warrant.

42

Blank Check Preferred Stock

Our articles of incorporation authorize the issuance of up to 1,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Series A Preferred Stock

One share of our authorized preferred stock has been designated Series A Preferred Stock and is outstanding and held by our co-chairman and chief operating officer, Alan Blackman.

The Series A Preferred Stock entitles the holder to 25% of the voting power of the Company’s stockholders with respect to the election of directors. Further, the Series A Preferred Stock is not convertible to common stock, has no rights to dividends, and has not liquidation rights.

In the event the Company is sold during the two year period following completion of this offering at a price per share of more than 500% of the initial offering price per Common Unit in this offering, the Series A Preferred Stock, as in effect upon completion of this offering, will entitle the holder to 10% of the total purchase price.

Transfer Agent and Registrar

VStock Transfer LLC is transfer agent and registrar for our common stock.

Limitations of Liability and Indemnification

Our articles of incorporation and bylaws limit the liability of our officers and directors and provide that we will indemnify our officers and directors, in each case, to the fullest extent permitted by the Nevada Revised Statutes, or the NRS.

NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

43

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

The indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Listing

We have applied to list our common stock and warrants on the Nasdaq Capital Market under the symbols “SSTS” and “SSTSW”, respectively.

44

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. We cannot predict what effect, if any, sales of our shares in the public market or the availability of shares for sale will have on the market price of our common stock. Future sales of substantial amounts of common stock in the public market, including shares issued upon exercise of outstanding options, or the perception that such sales may occur, however, could adversely affect the market price of our common stock.

Upon completion of this offering, based on our 5,187,062 shares outstanding as of March 14, 2022, 7,795,062 shares of our common stock will be outstanding, or 8,162,262 shares of common stock if the underwriters exercise their option to purchase additional shares in full (assuming exercise of any Pre-Funded Warrants sold in the offering). All of the shares of common stock expected to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act unless held by our “affiliates,” as that term is defined in Rule 144 under the Securities Act. The remaining outstanding shares of our common stock will be deemed “restricted securities” as that term is defined under Rule 144. Restricted securities may be sold in the public market only if their offer and sale is registered under the Securities Act or if the offer and sale of those securities qualify for an exemption from registration, including exemptions provided by Rules 144 and 701 under the Securities Act, which are summarized below.

As a result of the lock-up agreements and market stand-off provisions described below and the provisions of Rules 144 or 701, the shares of our common stock that will be deemed “restricted securities” will be available for sale in the public market following the completion of this offering as follows:

●	1,240,851 shares will be eligible for sale on the date of this prospectus; and

●	3,543,291 shares will be eligible for sale upon expiration of the lock-up agreements and market stand-off provisions described below, following the date that is 180 days after the date of this prospectus.

Lock-up agreements

Our officers, directors, and holders of 10% or more of our outstanding common stock have entered into or will enter into lock-up agreements with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus continuing through the date 180 days after the date of this prospectus, except with the prior consent of the representative. See “Underwriters” for additional information.

Rule 144

Rule 144, as currently in effect, generally provides that, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, a stockholder who is not deemed to have been one of our affiliates at any time during the preceding 90 days and who has beneficially owned the shares of our capital stock proposed to be sold for at least six months is entitled to sell such shares in reliance upon Rule 144 without complying with the volume limitation, manner of sale, or notice conditions of Rule 144. If such stockholder has beneficially owned the shares of our capital stock proposed to be sold for at least one year, then such person is entitled to sell such shares in reliance upon Rule 144 without complying with any of the other conditions of Rule 144.

Rule 144 also provides that a stockholder who is deemed to have been one of our affiliates at any time during the preceding 90 days and who has beneficially owned the shares of our common stock proposed to be sold for at least six months is entitled to sell such shares in reliance upon Rule 144 within any three-month period beginning 90 days after the date of this prospectus a number of such shares that does not exceed the greater of the following:

●	1% of the number of shares of our capital stock then outstanding, which will equal shares immediately after the completion of this offering, assuming no exercise by the underwriters of their option to purchase additional shares; or

●	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales of our capital stock made in reliance upon Rule 144 by a stockholder who is deemed to have been one of our affiliates at any time during the preceding 90 days are also subject to the current public information, manner of sale, and notice conditions of Rule 144.

45

Rule 701

Rule 701 generally provides that, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, a stockholder who purchased shares of our common stock pursuant to a written compensatory benefit plan or contract and who is not deemed to have been one of our affiliates at any time during the preceding 90 days may sell such shares in reliance upon Rule 144 without complying with the current public information or holding period conditions of Rule 144. Rule 701 also provides that a stockholder who purchased shares of our common stock pursuant to a written compensatory benefit plan or contract and who is deemed to have been one of our affiliates during the preceding 90 days may sell such shares under Rule 144 without complying with the holding period condition of Rule 144. However, all stockholders who purchased shares of our common stock pursuant to a written compensatory benefit plan or contract are required to wait until 90 days after the date of this prospectus before selling such shares pursuant to Rule 701.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF THE SECURITIES

The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the shares of common stock and accompanying Warrants or components thereof, which we refer to collectively as the securities, issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the securities. This discussion also does not take into account or address any impact from the recently enacted tax legislation. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of the securities.

This discussion is limited to holders that hold the securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	persons subject to the alternative minimum tax;

●	persons holding the securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, insurance companies, and other financial institutions;

●	brokers, dealers or traders in securities;

●	real estate investment trusts or regulated investment companies;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

●	tax-exempt organizations or governmental organizations;

●	persons deemed to sell the Securities under the constructive sale provisions of the Code;

●	persons for whom our common stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

●	persons who hold or receive the Securities pursuant to the exercise of any employee stock option or otherwise as compensation; and

●	tax-qualified retirement plans.

46

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the Securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Each share of common stock and accompanying warrant will be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to purchase one share of our common stock. In determining their tax basis for the common stock and warrant constituting a unit, holders of securities should allocate their purchase price for the Common Unit between the common stock and the warrant on the basis of their relative fair market values at the time of issuance. The Company does not intend to advise holders of the securities with respect to this determination, and holders of the securities are advised to consult their tax and financial advisors with respect to the relative fair market values of the common stock and the warrants for U.S. federal income tax purposes.

Tax Considerations Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of the securities that, for U.S. federal income tax purposes, is:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has made a valid election under applicable Treasury Regulations to continue to be treated as a United States person.

Distributions

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions on our common stock, such distributions of cash or property on our common stock will constitute dividends to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Dividends received by a corporate U.S. Holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. Holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our common stock.

Cash distributions paid on the warrants, on an “as-converted” basis, if any, are subject to substantially the same tax consequences as described in the preceding paragraph for common stock; however, distributions received in respect of a warrant may not qualify for the lower tax rates applicable to qualified dividend income. U.S. holders should consult their own tax advisors regarding the property treatment of any distributions paid on the warrants

Sale or Other Taxable Disposition of Common Stock

Upon the sale, exchange or other taxable disposition of the common stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale, exchange or other taxable disposition and (ii) such U.S. Holder’s adjusted tax basis in the common stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in such common stock is more than one year at the time of the sale, exchange or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations.

Sale or Other Disposition, Exercise or Expiration of Warrants

Upon the sale or other disposition of a warrant (other than by exercise), a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the U.S. Holder’s tax basis in the warrant. This capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in such warrant is more than one year at the time of the sale or other disposition. The deductibility of capital losses is subject to certain limitations.

In general, a U.S. Holder will not be required to recognize income, gain or loss upon exercise of a warrant for its exercise price. A U.S. Holder’s tax basis in a share of common stock received upon exercise of warrants will be equal to the sum of (i) the U.S. Holder’s tax basis in the warrants exchanged therefor and (ii) the exercise price of such warrants. A U.S. Holder’s holding period in the shares of common stock received upon exercise will commence on the day after such U.S. Holder exercises the warrants. Although there is no direct legal authority as to the U.S. federal income tax treatment of an exercise of a warrant on a cashless basis, we intend to take the position that such exercise will not be taxable, either because the exercise is not a gain realization event or because it qualifies as a tax-free recapitalization. In the former case, the holding period of the shares of common stock received upon exercise of warrants should commence on the day after the warrants are exercised. In the latter case, the holding period of the shares of common stock received upon exercise of warrants would include the holding period of the exercised warrants. However, our position is not binding on the IRS and the IRS may treat a cashless exercise of a warrant as a taxable exchange. U.S. Holders are urged to consult their tax advisors as to the consequences of an exercise of a warrant on a cashless basis, including with respect to their holding period and tax basis in the common stock received.

If a warrant expires without being exercised, a U.S. Holder will recognize a capital loss in an amount equal to such holder’s tax basis in the warrant. Such loss will be long-term capital loss if, at the time of the expiration, the U.S. Holder’s holding period in such warrant is more than one year. The deductibility of capital losses is subject to certain limitations.

47

Constructive Dividends on Warrants

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if at any time during the period in which a U.S. Holder holds warrants, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the warrants, the exercise price of the warrants were decreased, that decrease would be deemed to be the payment of a taxable dividend to a U.S. Holder of the warrants to the extent of our earnings and profits, notwithstanding the fact that such holder will not receive a cash payment. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to a U.S. Holder. U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to the exercise price of the warrants.

Information Reporting and Backup Withholding

A U.S. Holder may be subject to information reporting and backup withholding when such holder receives payments on the common stock or warrants (including constructive dividends) or receives proceeds from the sale or other taxable disposition of common stock or warrants. Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

●	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

●	furnishes an incorrect taxpayer identification number;

●	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

●	fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any Holder who is neither an entity treated as a partnership for U.S. federal income tax purposes, nor a U.S. Holder.

Distributions

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “Tax Considerations Applicable to Non-U.S. Holders—Sale or Other Taxable Disposition.”

48

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition of Common Stock or Warrants

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

●	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met,

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Exercise of Warrants

A non-U.S. Holder generally will not be subject to U.S. federal income tax on the exercise of warrants into shares of common stock. However, if a cashless exercise of warrants results in a taxable exchange, as described in “—Tax Considerations Applicable to U.S. Holders—Sale or Other Disposition, Exercise or Expiration of Warrants,” the rules described below under “Sale or Other Disposition of Common Stock or Warrants” would apply.

49

Constructive Dividends on Warrants

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if at any time during the period in which a non-U.S. Holder holds warrants we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the warrants, the exercise price of the warrants were decreased, that decrease would be deemed to be the payment of a taxable dividend to a non-U.S. Holder to the extent of our earnings and profits, notwithstanding the fact that such holder will not receive a cash payment. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to a non-U.S. Holder. Any resulting withholding tax attributable to deemed dividends may be collected from other amounts payable or distributable to the non-U.S. Holder. Non-U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to the warrants.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock, and will apply to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2019.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

Treatment of Pre-funded Warrants

Although it is not entirely free from doubt, a Pre-Funded warrant should be treated as a share of our common stock for U.S. federal income tax purposes and a holder of Pre-Funded warrants should generally be taxed in the same manner as a holder of common stock, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a Pre-Funded Warrant and, upon exercise, the holding period of a Pre-Funded Warrant should carry over to the share of common stock received. Similarly, the tax basis of the Pre-Funded Warrant should carry over to the share of common stock received upon exercise, increased by the exercise price of $0.001 per share. Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of Pre-Funded Warrants pursuant to this offering (including potential alternative characterizations).

50

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR SECURITIES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW, AS WELL AS TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, NON-U.S., OR U.S. FEDERAL NON-INCOME TAX LAWS SUCH AS ESTATE AND GIFT TAX.

UNDERWRITING

Aegis Capital Corp., or Aegis, is acting as representative of the underwriters of the offering. We have entered into an underwriting agreement dated , 2022 with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of Common Units and Pre-Funded Units listed next to its name in the following table:

Underwriter	Number of Common Units	Number of Pre-funded Units
Aegis Capital Corp.		-
Total

The underwriters are committed to purchase all the Common Units and Pre-Funded Units offered by us, other than those covered by the over-allotment option to purchase additional shares of common stock and/or Pre-Funded Units and/or Warrants described below, if they purchase any Common Units or Pre-Funded Units. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the Common Units, Pre-Funded Units, shares of common stock, Pre-Funded Warrants and Warrants subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase up to an aggregate of up to               additional shares of common stock and/or Pre-Funded Warrants, representing 15% of the shares and Pre-funded Warrants sold in the offering and/or up to               additional Warrants, representing 15% of the Warrants sold in the offering. The purchase price to be paid per additional share will be equal to the public offering price of one Common Unit, less the purchase price for the two Warrants included within the Common Unit and the underwriting discount. The purchase price to be paid per Pre-funded Warrant will be equal to the public offering price of one Pre-funded Unit, less the purchase price for the two Warrants included within the Pre-Funded Unit and the underwriting discount. The purchase price to be paid per additional Warrant will be $      . If this option is exercised in full to purchase shares of common stock and/or Pre-Funded Warrants only, the total price to the public will be $ and the total net proceeds, before expenses, to us will be $       . If this option is exercised in full to purchase Warrants only, the total price to the public will be $         and the total net proceeds, before expenses, to us will be $         .

Discounts, Commissions and Reimbursement

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Common Unit	Per Pre- funded Unit	Total with no Over-Allotment	Total with Over-Allotment
Public offering price	$	$	$	$
Underwriting discounts and commissions (8.0%)	$	$	$	$
Non-accountable expense allowance (1.0%)(1)
Proceeds, before expenses, to us	$	$	$	$

(1) We have agreed to pay a non-accountable expense allowance to the representative equal to 1.0% of the gross proceeds received in this offering.

51

The underwriters propose to offer the Common Units and Pre-Funded Units to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriters may offer some of the Common Units and Pre-Funded Units to other securities dealers at such price less a concession not in excess of $ per Common Unit or Pre-Funded Unit. If all of the units offered by us are not sold at the public offering price, the representative may change the offering price and other selling terms by means of a supplement to this prospectus.

We have also agreed to pay up to $125,000 of the representative’s expenses relating to the offering, including for road show, diligence, and legal expenses.

We estimate that the total expenses of the offering payable by us, excluding the discount and non-accountable expense allowance, will be approximately $363,000.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

Pursuant to “lock-up” agreements, our executive officers and directors and holders of 10% or more our outstanding common stock, have agreed, subject to limited exceptions, without the prior written consent of the representative not to directly or indirectly offer to sell, sell, pledge or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) any of shares of our common stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any of our other securities or publicly disclose the intention to do any of the foregoing, for a period of 180 days from the date of this prospectus. for a period of 180 days from the date of this prospectus. We have agreed not to issue any shares of common stock or securities convertible into common stock, subject to certain exceptions, for a period of 18 months from the date of this prospectus without the consent of the representative.

Underwriter Warrants

The Company has agreed to issue to Aegis or its designees warrants to purchase up to a total of 5.0% of the shares of common stock sold in this offering (including shares underlying the Pre-Funded Warrants, but excluding the shares sold through (or underlying any Pre-Funded Warrants sold through) the exercise of the over-allotment option). Such warrants and underlying shares of common stock are included in this prospectus. The warrants are exercisable at $ per share (125% of the public offering price per Common Unit) commencing on a date which is six (6) months from the effective date of the offering under this prospectus supplement and expiring on a date which is no more than five (5) years from the commencement of sales of the offering in compliance with FINRA Rule 5110. The warrants have been deemed compensation by FINRA and are therefore subject to a 6-month lock-up pursuant to Rule 5110 of FINRA. The underwriters (or their permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from effectiveness. The warrants may be exercised as to all, or a lesser number of shares of common stock and will provide for cashless exercise in the event there is not an effective registration statement for the underlying shares. Such warrants will provide for registration rights upon request, in certain cases. The sole demand registration right provided will not be greater than five years from the commencement of sales of the public offering in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration rights provided will not be greater than seven years from the commencement of sales of the public offering in compliance with FINRA Rule 5110(g)(8)(D). The warrants will have anti-dilution terms that are consistent with FINRA Rule 5110(g)(8)(E) and (F). The Company will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or the Company’s recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

52

Tail Financing

We have agreed to pay the above cash compensation to the extent that any fund which the representative contacted or introduced to us during the term of our engagement agreement with the representative provides financing or capital in any public or private offering or capital raising transaction during the six-month period following expiration or termination of our engagement letter with the representative.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members. The representative may agree to allocate a number of securities to underwriters and selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

53

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock or preventing or retarding a decline in the market price of our shares of common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive market making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

Certain of the underwriters and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees. Without limiting the generality of the foregoing, Aegis acted as the placement agent for our private placement of notes under the December 2021 Note Purchase Agreement, for which it received compensation.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York. Certain legal matters of U.S. federal securities law related to the offering will be passed upon for the underwriters by Kaufman & Canoles, P.C., Richmond, Virginia.

EXPERTS

The financial statements included in this registration statement as of December 31, 2021 and 2020, and for each of the years in the two-year period ended December 31, 2021, have been included herein in reliance upon the report of Manning Elliott LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

54

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, will file periodic reports, proxy statements and other information with the SEC. We also maintain a website at sharpstechnology.com. Upon completion of this offering, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

55

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of Sharps Technology Inc.

Opinion on the Financial Statements

We have audited the accompanying financial statements of Sharps Technology Inc. (the “Company”), which comprise the balance sheets as at December 31, 2021 and 2020, and the statements of operations and comprehensive loss, stockholders’ equity and cash flows for the years then ended, and the related notes, including a summary of significant accounting policies and other explanatory information (collectively referred to as the “financial statements”).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1, the Company has not generated revenue or cash flow from operations since inception. As at December 31, 2021, the Company had a working capital deficit of $1,156,998 which is unable to fund the Company’s planned operations for the next 12 months. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Emphasis of Matter – Stock Consolidation

As disclosed in Note 14(b), on March 22, 2022, a 1 for 3.5 reverse stock split of the Company’s common stock became effective. All share, other equity instrument and per share information in the accompanying financial statements and footnotes has been retroactively adjusted for the effects of the reverse split for all periods presented.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current-period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Manning Elliott LLP

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, Canada

March 14, 2022, except as to Note 14(b), as to which the date is March 29, 2022.

We have served as the Company’s auditor since 2017.

F-1

SHARPS TECHNOLOGY, INC.

BALANCE SHEETS

	December 31, 2021	December 31, 2020

Assets:
Current Assets
Cash	$1,479,166	$1,790,203
Prepaid expenses	7,995	50,000
Inventory	121,994	-
Current Assets	1,609,155	1,840,203

Fixed Assets, net of accumulated depreciation (Note 4)	3,763,332	21,265
Other Assets (Notes 4 and 5)	529,863	370,600
TOTAL ASSETS	$5,902,350	$2,232,068

Liabilities:
Current Liabilities
Accounts payable and accrued liabilities (Note 4)	$804,138	$101,245
Notes payable, net of discount (Note 6)	700,015	-
Contingent stock liability (Note 6)	677,000	-
Contingent warrant liability (Note 6)	585,000	-
Total Current Liabilities	2,766,153	101,245
Going Concern (Note 1)
Commitments and Contingencies (Notes 5 and 13)
Subsequent Events (Note 14)

Stockholders’ Equity:
Preferred stock, $.0001 par value; 1,000,000 shares authorized; 1 share issued and outstanding	-	-
Common stock, $.0001 par value; 100,000,000, shares authorized; 5,187,062 shares issued and outstanding and (2020: 4,597,000)	519	460
Common stock subscription receivable	(32,500)	-
Additional paid-in capital	13,835,882	8,133,655
Accumulated deficit	(10,667,704)	(6,003,292)
Total Stockholders’ Equity	3,136,197	2,130,823
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,902,350	$2,232,068

The accompanying notes are an integral part of these financial statements.

F-2

SHARPS TECHNOLOGY, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the year ended	For the year ended
	December 31, 2021	December 31, 2020

Revenue, net	$-	$-

Operating expenses:
Research and development (Notes 5 and 9)	1,690,865	827,005
General and administrative (Note 9)	2,806,801	1,506,421
Total operating expenses	(4,497,666)	(2,333,426)
Loss from operations	(4,497,666)	(2,333,426)

Other income (expense)
Interest income (expense)	(166,746)	3,333
Write-off of fixed asset	-	(10,201)
Net loss and comprehensive loss	$(4,664,412)	$(2,340,294)

Net loss per share, basic and diluted	$(0.96)	$(0.55)
Weighted average shares used to compute net loss per share, basic and diluted	4,876,899	4,232,765

The accompanying notes are an integral part of these financial statements.

F-3

SHARPS TECHNOLOGY, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	Preferred Stock		Common Stock		Common Stock Subscription	Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Receivable	Capital	Deficit	Equity

Balance – December 31, 2019	1	$-	3,927,714	$393	$-	$4,223,524	$(3,662,998)	$560,919

Net loss for the year ended December 31, 2020	-	-	-	-	-	-	(2,340,294)	(2,340,294)
Share-based compensation charges	-	-	-	-	-	485,198	-	485,198
Issuance of common stock from subscriptions	-	-	669,286	67	-	3,424,933	-	3,425,000
Balance – December 31, 2020	1	$-	4,597,000	$460	$-	$8,133,655	$(6,003,292)	$2,130,823

Net loss for the year ended December 31, 2021	-	-	-	-	-	-	(4,664,412)	(4,664,412)
Share-based compensation charges	-	-	-	-	-	1,571,857	-	1,571,857
Issuance of common stock for services	-	-	2,857	-	-	20,000	-	20,000
Issuance of common stock from subscriptions	-	-	487,205	49	(32,500)	3,410,380	-	3,377,929
Issuance of common stock for acquisition	-	-	28,571	3	-	199,997	-	200,000
Issuance of common stock for equipment order	-	-	71,429	7	-	499,993	-	500,000
Balance – December 31, 2021	1	$-	5,187,062	519	$(32,500)	$13,835,882	$(10,667,704)	$3,136,197

The accompanying notes are an integral part of these financial statements.

F-4

SHARPS TECHNOLOGY, INC.

STATEMENTS OF CASH FLOWS

	For the year ended December 31,	For the year ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,664,412)	$(2,340,294)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	28,699	11,038
Stock-based compensation	1,195,819	485,198
Write-off of fixed asset		10,201
Issuance of common stock for services	20,000	-
Accretion of debt discount	159,515	-
Changes in operating assets
Prepaid expenses	42,005	(50,000)
Inventory	(121,994)	-
Other assets	(10,262)	-
Accounts payable and accrued liabilities	202,894	759
Net cash used in operating activities	(3,147,736)	(1,883,098)

CASH FLOWS FROM INVESTING ACTIVITIES:
Deposits paid on fixed assets	(46,900)	(295,600)
Purchase of fixed assets	(2,221,830)	(16,600)
Other assets – Escrow	(75,000)	(75,000)
Net cash used in investing activities	(2,343,730)	(387,200)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common stock issued, net of subscription receivable	3,377,929	3,425,000
Net proceeds from notes payable, contingent stock liability, contingent warrant liability	1,802,500	-
Net cash provided by financing activities	5,180,429	3,425,000

NET INCREASE (DECREASE) IN CASH	(311,037)	1,154,702
CASH — BEGINNING OF YEAR	1,790,203	635,501
CASH — END OF YEAR	$1,479,166	$1,790,203

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$4,000	$-
Cash paid for taxes	$-	$1,127

Non-cash investing and financing activity:
Common stock issued and vested stock options for fixed assets acquired	$753,336	$-
Common stock issued and vested stock options issued as consideration for acquisition	$322,701	$-

The accompanying notes are an integral part of these financial statements.

F-5

SHARPS TECHNOLOGY, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020

Note 1. Description of Business and Going Concern

Nature of Business

Sharps Technology, Inc. (“Sharps” or the “Company”) is a pre-revenue medical device company that has designed and patented various safety syringes and is seeking commercialization by manufacturing and distribution of its products.

The Company’s fiscal year ends on December 31.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not generated revenue or cash flow from operations since inception. As at December 31, 2021, the Company had a working capital deficit of $1,156,998 which is unable to fund the Company’s planned operations for the next 12 months. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon the Company’s ability to raise sufficient financing to acquire or commercialize its products into a profitable business. The Company intends to finance its future development and commercialization activities and its working capital needs largely from the sale of equity securities and/or with additional funding from other traditional financing sources, including related party advances and term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared by the Company in accordance with generally accepted accounting principles (“GAAP”) in the United States (“U.S.”), and are expressed in U.S. dollars.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The accounting estimates and assumptions that require management’s most significant, difficult, and subjective judgment include the valuation and recognition of stock-based compensation expense, contingent stock liability, contingent warrant liability, depreciation of fixed assets and deferred tax asset valuation. Actual results experienced by the Company may differ from management’s estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents are maintained with various financial institutions.

Inventories

The Company values inventory at the lower of cost (average cost) or net realizable value. Work-in-process and finished goods inventories consist of material, labor, and manufacturing overhead. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. A reserve is established for any excess or obsolete inventories or they may be written off. At December 31, 2021, inventory is comprised of raw materials.

Fair Value Measurements

ASC 820, Fair Value Measurements and Disclosures, require an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value.

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities. Valuations are based on quoted prices that are readily and regularly available in an active market and do no entail a significant degree of judgment.

F-6

SHARPS TECHNOLOGY, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020

Note 2. Summary of Significant Accounting Policies (continued)

Level 2

Level 2 applied to assets or liabilities for which there are other than Level 1 observable inputs such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market date.

Level 2 instruments require more management judgment and subjectivity as compared to Level 1 instruments. For instance: determining which instruments are most similar to the instrument being priced requires management to identify a sample of similar securities based on the coupon rates, maturity, issuer credit rating and instrument type, and subjectively select an individual security or multiple securities that are deemed most similar to the security being priced; and determining whether a market is considered active requires management judgment.

Level 3

Level 3 applied to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities. The determination for Level 3 instruments requires the most management judgment and subjectivity.

Fixed Assets

Fixed assets are stated at cost. Expenditures for maintenance and repairs are charged to operations as incurred. The Company’s fixed assets consist of machinery, molds and website. Depreciation is calculated using the straight-line method commencing on the date the asset is operating in the way intended by management over the following useful lives: Machinery and Equipment – 3 -10 years and Website – 3 years. The expected life for Molds is based number of parts that will be produced based on the expected mold capability. Commencement of depreciation for an assembly machine purchased and accepted at December 31, 2021 will occur in 2022.

Impairment of Long-Lived Assets

Long-lived assets are reviewed annually for impairment or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the carrying amount of an asset group to the future net undiscounted cash flows that the assets are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the projected discounted future net cash flows arising from the asset.

The Company wrote-off $10,201 in connection with website costs during the year ended December 31, 2020. There were no impairment losses recognized during the year ended December 31, 2021.

Goodwill and Purchased Identified Intangible Assets

Goodwill

When applicable, goodwill will be recorded as the difference, if any, between the aggregate consideration paid for an acquisition and the fair value of the net tangible and identified intangible assets acquired under a business combination. Goodwill also includes acquired assembled workforce, which does not qualify as an identifiable intangible asset. The Company reviews impairment of goodwill annually in the third quarter, or more frequently if events or circumstances indicate that the goodwill might be impaired. The Company first assesses qualitative factors to determine whether it is necessary to perform the quantitative goodwill impairment test. If, after assessing the totality of events or circumstances, the Company determines that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then the quantitative goodwill impairment test is unnecessary. If, based on the qualitative assessment, it is determined that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, then the Company proceeds to perform the quantitative goodwill impairment test. The Company first determines the fair value of a reporting unit using weighted results derived from an income approach and a market approach. The income approach is estimated through the discounted cash flow method based on assumptions about future conditions such as future revenue growth rates, new product and technology introductions, gross margins, operating expenses, discount rates, future economic and market conditions, and other assumptions. The market approach estimates the fair value of the Company’s equity by utilizing the market comparable method which is based on revenue multiples from comparable companies in similar lines of business. The Company then compares the derived fair value of a reporting unit with its carrying amount. If the carrying value of a reporting unit exceeds its fair value, an impairment loss will be recognized in an amount equal to that excess, limited to the total amount of goodwill allocated to that reporting unit.

F-7

SHARPS TECHNOLOGY, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020

Note 2. Summary of Significant Accounting Policies (continued)

Identified Intangible Assets

When applicable, the Company’s identified intangible assets are amortized on a straight-line basis over their estimated useful lives. The Company makes judgments about the recoverability of finite-lived intangible assets whenever facts and circumstances indicate that the useful life is shorter than originally estimated or that the carrying amount of assets may not be recoverable. If such facts and circumstances exist, the Company assesses recoverability by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairments, if any, are based on the excess of the carrying amount over the fair value of those assets. If the useful life is shorter than originally estimated, the Company would accelerate the rate of amortization and amortize the remaining carrying value over the new shorter useful life. The Company evaluates the carrying value of indefinite-lived intangible assets on an annual basis, and an impairment charge would be recognized to the extent that the carrying amount of such assets exceeds their estimated fair value.

Stock-based Compensation Expense

The Company measures its stock-based awards made to employees based on the estimated fair values of the awards as of the grant date. For stock option awards, the Company uses the Black-Scholes option-pricing model. For restricted stock awards, the estimated fair value is generally the fair market value of the underlying stock on the grant date. Stock-based compensation expense is recognized over the requisite service period and is based on the value of the portion of stock-based payment awards that is ultimately expected to vest. The Company recognizes forfeitures of stock-based awards as they occur on a prospective basis.

Stock-based compensation expense for awards granted to non-employees as consideration for services received is measured on the date of performance at the fair value of the consideration received or the fair value of the equity instruments issued, whichever can be more reliably measured. Compensation expense for awards granted to non-employees is periodically re-measured as the underlying awards vest.

Basic and Diluted Loss Per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the statement of operations and comprehensive loss. Basic EPS is computed by dividing net income (loss) available to common stockholders (numerator) by the weighted average number of shares outstanding (denominator) during the year. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Income Taxes

The Company must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments are used in the calculation of tax credits, tax benefits, tax deductions, and in the calculation of certain deferred taxes and tax liabilities. Significant changes to these estimates may result in an increase or decrease to the Company’s tax provision in a subsequent period.

The provision for income taxes was comprised of the Company’s current tax liability and changes in deferred income tax assets and liabilities. The calculation of the current tax liability involves dealing with uncertainties in the application of complex tax laws and regulations and in determining the liability for tax positions, if any, taken on the Company’s tax returns in accordance with authoritative guidance on accounting for uncertainty in income taxes. Deferred income taxes are determined based on the differences between the financial reporting and tax basis of assets and liabilities. The Company must assess the likelihood that it will be able to recover the Company’s deferred tax assets. If recovery is not likely on a more-likely-than-not basis, the Company must increase its provision for income taxes by recording a valuation allowance against the deferred tax assets that it estimates will not ultimately be recoverable. However, should there be a change in the Company’s ability to recover its deferred tax assets, the provision for income taxes would fluctuate in the period of such change.

Research and Development Costs

Research and development costs are expensed as incurred.

Advance payments for goods or services that will be used or rendered for future research and development activities are deferred and capitalized. Such amounts are recognized as an expense as the related goods are delivered or the services are performed.

F-8

SHARPS TECHNOLOGY, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020

Note 2. Summary of Significant Accounting Policies (continued)

Contingencies

From time to time, the Company may be involved in legal and administrative proceedings and claims of various types. The Company records a liability in its financial statements for these matters when a loss is known or considered probable and the amount can be reasonably estimated. Management reviews these estimates in each accounting period as additional information becomes known and adjusts the loss provision when appropriate. If the loss is not probable or cannot be reasonably estimated, a liability is not recorded in the consolidated financial statements. If a loss is probable but the amount of loss cannot be reasonably estimated, the Company discloses the loss contingency and an estimate of possible loss or range of loss (unless such an estimate cannot be made). The Company does not recognize gain contingencies until they are realized. Legal costs incurred in connection with loss contingencies are expensed as incurred.

Note 3. Recent Accounting Pronouncements

Adoptions of New Accounting Pronouncements

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which removes certain exceptions and amends certain requirements in the existing income tax guidance to ease accounting requirements. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020 and must be applied on a retrospective basis. Upon the adoption of this standard there has been no impact to the Company’s financial statements.

Recent Accounting Pronouncements

In March 2020, the FASB issued ASC Topic 848, Reference Rate Reform. ASC Topic 848 provides relief for impacted areas as it relates to impending reference rate reform. ASC Topic 848 contains optional expedients and exceptions for applying GAAP to debt arrangements, contracts, hedging relationships, and other areas or transactions that are impacted by reference rate reform. This guidance is effective upon issuance for all entities and elections of certain optional expedients are required to apply the provisions of the guidance.

On August 5, 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in U.S. GAAP. ASU 2020-06 simplifies the guidance in U.S. GAAP on the issuer’s accounting for convertible debt instruments, requires entities to provide expanded disclosures about “the terms and features of convertible instruments” and how the instruments have been reported in the entity’s financial statements. It also removes from ASC 815-40-25-10 certain conditions for equity classification and amends certain guidance in ASC 260, Earnings per Share, on the computation of EPS for convertible instruments and contracts on an entity’s own equity. An entity can use either a full or modified retrospective approach to adopt the ASU’s guidance. The ASU’s amendments are effective for smaller public business entities fiscal years beginning after December 15, 2023. The Company continues to assess all potential impact of the standard and will disclose the nature and reason for any elections that the Company makes.

The Company does not expect the adoption of any accounting pronouncements to have a material impact on the financial statements.

F-9

SHARPS TECHNOLOGY, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020

Note 4. Fixed Assets

Fixed asset, net, as of December 31, 2021 and 2020, are summarized as follows:

	2021	2020
Website	$16,600	$16,600
Machinery and equipment	3,778,766	8,000
	3,795,366	24,600
Less: accumulated depreciation	(32,034)	(3,335)
Fixed asset, net	$3,763,332	$21,265

Depreciation expense of fixed assets for the years ended December 31, 2021 and 2020 was $28,699 and $11,038, respectively. During the year ended December 31, 2021 and 2020, the Company purchased fixed assets in the amount of $3,770,766, inclusive of stock and fair market value of options and $16,600, respectively and in 2020 wrote off $10,201 in fixed assets.

During 2020, the Company entered into orders for tooling, machinery and equipment with a third party for approximately $1,150,000. As of December 31, 2020 the Company has made progress payments of approximately $295,600 which are recorded in Other Assets. During 2021 the Company has made modifications to the orders and incurred and paid $861,660. On September 30, 2021, the machinery was final inspected and transferred to fixed assets with a total cost of $1,157,260.

During 2021, the Company has made payments of $1,360,170 for an assembly machine. In addition, as further consideration for the assembly machine cost, the Company has issued 71,429 shares of common stock at the estimated market price of $7.00 and 71,429 stock options with an exercise price of $7.00. At December 31, 2021, the progress payments, the fair market value of the common stock of $500,000 and fair market value of the vested options of $253,337 was recorded in Fixed Assets. As of December 31, 2021 the Company has $500,000 in remaining payments which will be paid through May 31, 2022. The balance is non-interest bearing and unsecured.

Note 5. Other Assets

Other assets as of December 31, 2021 and 2020 are summarized as follows:

	2021	2020
Acquisition (see below)	$472,701	$75,000
Assembly machine (see Note 4)	-	295,600
Other (see Note 13)	57,162	-
	$529,863	$370,600

Acquisition Agreement

In June 2020, the Company entered into a Share Purchase Agreement (“Agreement”) and amendments to the Agreement through February 28, 2022, collectively, the Agreements, to purchase either the stock or certain assets of a manufacturing facility for $2.5M in cash, plus additional consideration of 28,571 shares of common stock with a fair market value of $7.00 and 35,714 stock options with an exercise price of $7.00. At December 31, 2021, the fair market value of the common stock of $200,000 and the vested options of $122,701 is included in Other Assets, The Agreements provided the Company various periods for due diligence and post due diligence, requirements for escrow payments of $150,000 and a closing date no later than April 15, 2022 (“Closing Date”).

As of December 31,2021 and 2020, the Company has paid $150,000 and $75,000, respectively in escrow payments, which is recorded in Other Assets. The escrow payments may be forfeited upon: the occurrence of any damage to the assets caused by the actions of the Company; the occurrence of any debt on the books of the seller as a result of an expense initiated by the Company; any failure by the Company to fund the Operating Costs; and any material breach by the Company of its obligations under this Agreement that causes any financial damage to either the seller or the assets. On the Closing Date, the Escrow balances will be applied to the final payment due the Sellers.

Through the Closing Date, the Agreements provide the Company with the exclusive use of the facility in exchange for payment of the facility’s operating costs. The monthly fee (“Operating Costs”), which primarily covers the facility’s operating costs, is mainly comprised of the seller’s workforce costs, materials and other recurring monthly operating costs.

The payment of the Operating Costs does not provide the Company with rights associated with a rent agreement. As a result, the payment of operating costs was concluded not to be in substance a lease agreement, and therefore no right-of-use asset or lease liability were recognized. During 2021 and 2020, the Company had remitted $850,000 and $345,000, respectively for the aforementioned Operating Costs. These costs were included in research and development expense in the statement of operations and comprehensive loss as the activities at the facility in 2021 and 2020 were related to design and testing of the Company’s products.

F-10

SHARPS TECHNOLOGY, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020

Note 6. Note Purchase Agreement

On December 14, 2021, the Company entered into a Note Purchase Agreement (“NPA”) with three unrelated third-party purchasers (“Purchasers”). The Purchasers provided financing to the Company in the form of bridge financing, aggregating principal of $2,000,000 (the “Notes”). The principal under the Notes shall be payable on the earlier of (i) December 14, 2022, and (ii) the date on which the Company consummates an initial public offering (“IPO”), herein referred to as the “Maturity Date”. The Notes bear interest at 8% with cash interest payments due monthly. The Company and the Purchasers have entered into a Security Agreement whereby the Notes are collateralized by substantially all the assets of the Company, both tangible and intangible both currently owned with stated exclusions, as defined, and any future acquired with stated exclusions, as defined.

The NPA provides for covenants that until all of the Notes have been converted, exchanged, redeemed or otherwise satisfied in accordance with their terms, the Company shall not, and the Company shall not permit any of its Subsidiaries without the prior written consent of the Purchasers, a) incur or guarantee any new debt, b) issue any securities that would cause a breach or default under the NPA, c) incur any liens other than permitted, d) redeem or repurchase shares, e) declare or pay any cash dividend or distribution, e) sell, lease or dispose of assets other than in the ordinary course of business or f) engage in different line of business.

As additional consideration to the Purchasers for providing the financing, the Company also agreed to a) issue each Purchaser a number of shares of the Company’s Common Stock equal to 50% of the original principal amount each Purchaser’s Note (the “Contingent Stock”) and b) issue each Purchaser a number of warrants, which would allow the Purchasers to purchase additional shares of the Company’s Common Stock, equal to 50% of the original principal amount each Purchaser’s Note (the “Contingent Warrants”).

For both the Contingent Shares and the Contingent Warrants, the number of shares and warrants that each Purchaser will be issued is unknown at the time of the NPA and will be determined based on a formula of 50% of the original principal amount divided by a “Subsequent Offering Price” based on the valuation in a future offering of Common stock or other equity interest in the Company (such offering referred to as a “Consummated Offering”) during the period beginning on December 14, 2021 through and including the date the Company consummates an initial public offering (“IPO”) (such period referred to as the “Subsequent Offering Period”).

If the Company has a Consummated Offering, which is not an IPO, each Purchaser can elect to use the price per share of that Consummated Offering to determine the quantity of Contingent Stock and Contingent Warrants it would be issued from the Company. However, each Purchaser also has an option to elect not to use that price per share, but instead utilize the price per share from a future IPO to determine the quantity of Contingent Stock and Contingent Warrants it would be issued from the Company. In the event the Company has an offering that is not an IPO after December 14, 2021, and any Purchaser does not elect to utilize that per share price to determine the quantity of Contingent Stock or Contingent Warrants it would receive (with the plan to utilize a future IPO’s per share price), and there ultimately is no IPO in the future, the Company would not issue any Contingent Stock or Contingent Warrants to that Purchaser. In the event that the Company never has any Consummated Offering after December 14, 2021 (whether it be an IPO or other type of offering), the Contingent Stock and Contingent Warrants would never be issued to the Purchasers.

In accordance with ASC 480-10-25-14, a fixed monetary amount exists at inception for the total value of Contingent Stock that may be issued to each Purchaser. The Contingent Stock, is not considered outstanding at inception, as it will only be issued upon the consummation of a Consummated Offering, and accordingly, is a conditional obligation. As such the fair market value (“FMV”) of the Contingent Stock at inception was $677,000, which was recorded as debt discount. Similarly, a fixed monetary amount further exists in inception for the total value of Contingent Warrants that may be issued to each Purchaser. Accordingly, a conditional obligation exists and as such the FMV of Contingent Warrants at inception was $585,000, which has been recorded as debt discount. The Company incurred $197,500 of debt issuance costs associated with the NPA. The debt issuance costs were allocated between the Notes, Contingent Stock and Contingent Warrants in a manner that was consistent with the allocation of the proceeds of the Notes. The portion of the debt issuance costs which were allocated to the Contingent Stock and Contingent Warrants, which was $124,460, was expensed into operations. The debt issuance costs allocated to the Note was recorded as a debt discount.

The Contingent Stock and Contingent Warrant liabilities were measured at FMV on the date of issuance (based on the Black-Scholes valuation model). In estimating the fair value of the Contingent Stock and Warrants at the inception date and December 31, 2021, the Company estimated the probability of a Consummated Offering of 80% and a probability of the note held to maturity of 15%. The Contingent Stock was measured using a 15% discount for lack of marketability using the Finnerty model and the Contingent Warrants were measured using the Black-Scholes option-pricing model using the following assumptions:

	Stock	Warrants
Expected term (years)	.5	5.5
Risk- Free interest rate	.13%	1.27%
Expected Volatility	99%	92%
Dividend rate	0%	0%

F-11

SHARPS TECHNOLOGY, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020

Note 6. Note Purchase Agreement (continued)

The Notes were recorded at the net amount of approximately $665,000, after adjusting for debt discounts of approximately $1,335,000 relating to the debt issuance costs, Contingent Stock and Contingent Warrants. Management calculates the effective interest rate (“EIR”) to consider the potential repayment at redemption date by reference to the face value amount after taking into account the stated 8% interest rate. For the year ended December 31, 2021 the Company recorded interest expense of $8,000 and accreted interest of $35,000.

The value of the Contingent Stock and Contingent Warrants is required to be re-measured at FMV at each reporting date (based on the Black-Scholes valuation model) with recognition of the changes in fair value to other income or expense in the consolidated statement of operations in accordance with ASC 480, Debt and Equity. At December 31, 2021, no FMV adjustment was required.

Note 7. Stockholders’ Equity

Capital Structure

On December 11, 2017, the Company was incorporated in Wyoming with 20,000,000 shares of common stock authorized with a $0.0001 par value. Effective, April 18, 2019, the Company’s authorized common stock was increased to 50,000,000 shares of common stock. The articles of incorporation also authorized 10,000 preferred shares with a $0.001 par value. Subsequent to December 31, 2021, the Company’s capital structure was amended (see Note 14(b)).

Common Stock

During 2021, the Company completed stock subscriptions through a private placement for 487,204 shares of common stock at $7.00 per share. The Company received cash proceeds of $3,377,929 and had a subscription receivable of $32,500 which was received in January 2022. In addition, the Company issued 71,429 shares with an estimated fair value of $500,000 to a vendor for engineering and design services provided for equipment and for partial payments for equipment begin manufactured (See Note 4), 28,571 shares related to an acquisition (See Note 5) and 2,857 shares for services with an estimated fair value of $20,000.

During 2020, the Company raised $3,425,000 through the sale of 669,286 shares of common stock. The average subscription price per share was $5.12.

Note 8. Preferred Stock

In February 2018, the Company Board of Directors issued one share of Series A Preferred Stock to Alan Blackman, the Company’s co-founder and Director. The Series A Preferred Stock entitles the holder to vote 50.1% on any matters related to the election of directors. The Series A Preferred Stock has no right to dividends, or distributions in the event of a liquidation and is not convertible into common stock.

F-12

SHARPS TECHNOLOGY, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020

Note 9. Stock Options

A summary of options granted and outstanding is presented below.

	2021		2020
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at Beginning of year	792,857	$3.64	540,000	$2.98
Granted	511,764	7.00	267,143	4.66
Cancelled	(21,985)	(4.38)
Forfeited	(145,157)	$(2.57)	(14,286)	$(1.75)

Outstanding at end of year	1,137,479	$5.18	792,857	$3.64

Exercisable at end of year	825,847	$5.38	561,870	$3.22

During the years ended December 31, 2021 and 2020, the estimated weighted-average grant-date fair value of options granted was $4.55 per share and $2.73 per share, respectively. As of December 31, 2021 and 2020, there was $1,260,990 and $421,874, respectively, of unrecognized stock-based compensation related to unvested stock options, which is expected to be recognized over a weighted-average period of 37 months and 18 months, respectively.

The following table summarizes information about options outstanding at December 31, 2021:

Exercise Prices	Shares Outstanding	Aggregate Intrinsic Value	Weighted Average Remaining Contractual Life	Shares Exercisable	Aggregate Intrinsic Value on Exercisable Shares
$1.75	97,143	$510,000	1.37	97,143	$510,000
$2.80	155,714	$654,000	1.58	155,714	$654,000
$4.38	344,286	$903,750	3.24	279,589	$733,900
$7.00	540,336	$-	4.39	293,401	$-

The aggregate intrinsic values of stock options outstanding and exercised December 31, 2021 were calculated as the difference between the exercise price of the options and the fair value of the Company’s common stock on December 31, 2021.

In 2021 and 2020, the Company recognized stock-based compensation expense of $1,195,819, of which $1,091,227 and $104,592 was recorded in general and administrative and research and development expenses, respectively and $485,198, of which $483,227 and $1,971 was recorded in general and administrative and research and development expenses, respectively. Further, in 2021 the Company recorded stock-based charges relating to consideration for purchase of machinery of $253,337 (see Note 4) and relating to an Acquisition for $122,701 (see Note 5).

The fair value of stock option awards accounted for under ASC 718 was estimated at the date of grant using a Black-Scholes option-pricing model with the following assumptions:

	Year Ended December 31, 2021	Year Ended December 31, 2020
Expected term (years)	2.50 to 3.25	1.62 to 3.50
Expected volatility	97.26% to 116.06%	72.67% to 90.82%
Risk-free interest rate	0.18% to 0.81%	0.16% - 1.37%
Dividend rate	0%	0%

F-13

SHARPS TECHNOLOGY, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020

Note 9. Stock Options (continued)

Expected Term—The Company’s expected term represents the period that the Company’s options granted are expected to be outstanding and is determined using the simplified method (based on the mid-point between the vesting date and the end of the contractual term). The Company has limited historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior for its stock option grants.

Expected Volatility—Since the Company does not have a trading history for its common stock, the expected volatility is estimated based on the average leveraged volatility for comparable publicly traded companies over a period equal to the expected term of the stock option grants. The comparable companies were chosen based on their similar size, capital structure, stage in the life cycle and industry.

Risk-Free Interest Rate—The risk-free interest rate is based on the U.S. Treasury zero coupon issues in effect at the time of grant for periods corresponding with the expected term of option.

Expected Dividend—The Company has never paid dividends on its common stock and has no plans to pay dividends on its common stock. Therefore, the Company used an expected dividend yield of zero.

Note 10. Income Taxes

A reconciliation of the Federal statutory rate (28%) to the total effective rate applicable to income (loss) is as follows:

	Year Ended	Year Ended
	December 31, 2021	December 31, 2020

Expected benefit at statutory federal tax rate	$(979,527)	$(491,462)
State and local taxes, net of federal tax benefit	(311,373)	(155,505)
Other	(57,563)	264,094
Change in valuation allowance	1,348,463	382,873
	$-	$-

The components of the Company’s deferred tax assets are as follows:

	Year Ended December 31, 2021	Year Ended December 31, 2020
Deferred tax assets:
Fixed assets	$3,837	$10,169
Interest	46,361
Stock-based compensation	637,112	305,822
Net operating losses - federal	1,687,053	963558
Net operating losses – state and local	536,282	304,883
Research Credit	28,985	6,735
	2,939,630	1,591,167
Less Valuation Allowance	(2,939,630)	(1,591,167)
Net deferred tax assets	$-	$-

The authoritative guidance, requires the asset and liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.

The guidance also requires that a valuation allowance be established when it is more likely than not that all or a portion of a deferred tax asset will not be realized. A review of all available positive and negative evidence needs to be considered, including a company’s current and past performance, the market environment in which the company operates, length of carryback and carryforward periods and existing contracts that will result in future profits. After reviewing all the evidence, the company has recorded a full valuation allowance.

F-14

SHARPS TECHNOLOGY, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020

Note 10. Income Taxes (continued)

At December 31, 2021 the Company had federal net operating loss carryforwards of $8,034,000 which do not expire and state and local net operating loss carryforwards of approximately $8,034,000, which expire through 2041.

The Company files a Federal and New York State tax returns on a year ending December 31, previously as of June 30. The years that remain subject to examination are the years ended June 30, 2018 and June 30, 2019, six months ended December 31, 2019 and the year ended December 31, 2020. Interest and penalties, if any, related to income tax liabilities are included in income tax expense. As of December 31, 2020, the Company does not have a liability for uncertain tax positions.

On March 27, 2020, the CARES Act was signed into law. The CARES Act includes provisions relating to refundable payroll tax credits, deferment of the employer portion of certain payroll taxes, net operating loss carryback periods, and modifications to the net interest deduction limitations. While the Company continues to evaluate the impact of the CARES Act, it does not currently believe it will have a material impact on the Company’s income taxes or related disclosures.

Note 11. Related Party Transactions and Balances

As of December 31, 2021 and 2020, accounts payable and accrued liabilities include $59,375 and $47,500, respectively, payable to officers and directors and the Company. The amounts are unsecured, non-interest bearing and are due on demand.

Note 12. Fair Value Measurements

The Company’s financial instruments consisted of cash, accounts payable, notes payable, contingent stock liability and contingent warrant liability. Cash, contingent stock liability and contingent stock liability are measured at fair value. Accounts payable and notes payable are measured at amortized cost and approximates fair value due to their short duration and market rate for similar instruments, respectively.

As of December 31, 2021, the following financial assets and liabilities were measured at fair value on a recurring basis presented on the Company’s balance sheet:

	Fair Value Measurements Using			Balance as at December 31,
	Level 1	Level 2	Level 3	2021
	$	$	$	$
Assets
Cash	1,479,166	-	-	1,479,166
Contingent stock liability	-	-	677,000	677,000
Contingent warrant liability	-	-	585,000	585,000
Total assets measured at fair value	1,479,166	-	1,262,000	2,741,166

Note 13. Commitments and Contingencies

Contingencies

At each reporting period, the Company evaluates whether or not a potential loss amount or a potential range of loss is probable and reasonably estimable under the provisions of the authoritative guidance that addresses accounting for contingencies. The Company is currently not involved in any litigation or other loss contingencies.

F-15

SHARPS TECHNOLOGY, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020

Note 13. Commitments and Contingencies (continued)

Consulting Agreements

In connection with the purchase of certain intellectual property in July 2017, Barry Berler and Alan Blackman entered into a consulting agreement whereby Barry Berler was paid a fee of $4,500 per month to perform consulting services related to the intellectual property on an as needed basis. The agreement was a five-year agreement (“Agreement”), which provided that the consulting fee increases to $5,500 per month over a two-year period. The Consulting agreement was assumed by the Company in December 2017 and services under the agreement began in April 2018. Subsequent to April 2018, the Agreement has been amended to provide for additional services being performed. Effective January 1, 2020, consulting fees were $15,000 per month. The Agreement, which expires May 31, 2024, provides for cancellation by the Company with six-months’ notice. The Agreement was further amended effective January 1, 2021 to increase consulting fees to $18,000 per month. and provides for an annual bonus in the target amount of $216,000, commensurate with the Company’s results and subject to the approval of the board. Mr. Berler also received options to purchase 38,571 shares of common stock with an exercise price of $7.00 per share, vesting over 3 years. The agreement can be terminated by either party for any reason upon 90 days’ written notice.

The Company has a consulting agreement, dated December 2020, with Alan Blackman, the Company’s co-founder, chief operating officer and chief investment officer. Under the agreement. Mr. Blackman is entitled to compensation of $18,000 per month. The agreement provides for an annual bonus in the target amount of $216,000, commensurate with the Company’s results and subject to the approval of the board. Mr. Blackman also received options to purchase 38,571 shares of common stock with an exercise price of $7.00 per share, vesting over 3 years. The agreement can be terminated by either party for any reason upon 90 days’ written notice.

The Company has consulting arrangements with Board members and other parties for monthly fees. The consultants provide general business, research and development, regulatory and medical advisory services. The arrangements provide for cancellation by the Company with three to six months’ notice.

Royalty Agreement

In connection with the purchase of certain intellectual property in July 2017, Barry Berler and Alan Blackman entered into a royalty agreement which provides that Barry Berler will be entitled to a royalty of four percent (4%) of net sales derived from the use, sale, lease, rent and export of products related to the intellectual property. The royalty continues until the patent expires or is no longer used in the Company’s product. The royalty agreement was assumed by the Company in December 2017.

In September 2018, the Royalty Agreement was amended to reduce the royalty to 2% and further provided for a single payment of $500,000 to Barry Berler within three years in return for cancellation of all further royalty obligations of the Company. In May 2019, the Royalty Agreement was further amended to change the payment date to on or before May 31, 2021 or during the term of the amended Royalty Agreement should the Company be acquired or a controlling interest be acquired. The Company has not made the aforementioned payment or incur any change in control as such the 2% royalty remains in place.

F-16

SHARPS TECHNOLOGY, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020

Employment Agreement

The Company hired and entered into an employment agreement with its Chief Executive Officer on September 9, 2021. The agreement is cancellable by either party with sixty-days’ notice. The agreement provides for annual compensation of $270,000 plus bonus compensation for achieving stated revenue targets. In addition, the agreement provides for 114,286 stock options at $7.00 per share with 25% vesting on the agreement date and the balance over thirty-six months. If a change in control occurs, as specified, vesting is accelerated.

Fixed Asset

The Company has an outstanding order to purchase molds of $120,000 of which progress payments $40,000 have been made and recorded in Other Assets. (See Note 4)

Engagement Agreement

On October 2, 2021, the Company entered into an engagement agreement with Aegis Capital Corp. (“Aegis”), and on January 21, 2022, the engagement agreement was amended. Pursuant to the engagement agreement as amended, the Company engaged Aegis to act as underwriter in connection with a proposed public offering of common stock and warrants by the Company. The agreement contemplates that (subject to execution of an underwriting agreement for the offering) Aegis would be entitled to an 8% underwriting discount, a 1% non-accountable expense allowance, reimbursement of certain expenses, and warrants to purchase 5% of the number of shares of common stock sold in the offering, with an exercise price equal to 125% of the public offering price and a term of four years and six months commencing six months from the closing of the offering. The agreement has a termination date of twelve months from the date thereof or upon completion of the proposed offering.

Note 14. Subsequent Events

(a)	The Company has evaluated subsequent events through March 14, 2022, except for Note 14(b) as to which the date is March 28, 2022, which is the date the financial statements were available to be issued.

(b)	Effective March 22, 2022, the Company completed a plan and agreement of merger with Sharps Technology, Inc., a Nevada corporation (“Sharps Nevada”). Pursuant to the merger agreement, (i) the Company merged with and into Sharps Nevada, (ii) each 3.5 shares of common stock of the Company was converted into one share of common stock of Sharps Nevada and (iii) the articles of incorporation and bylaws of Sharps Nevada, became the articles of incorporation and bylaws of the surviving corporation. The Company’s authorized common stock and preferred stock increased from 50,000,000 to 100,000,000 and 10,000 to 1,000,000 shares, respectively. The par value of preferred stock decreased from $0.001 to $0.0001 per share. All share, other equity instruments and per share information in the accompanying financial statements and footnotes has been retroactively adjusted for the effects of the reverse split for all periods presented.

F-17

Up to 2,448,000 Common Units, Each Consisting of One Share of Common Stock and Two Warrants to Purchase Shares of Common Stock

Up to 2,448,000 Pre-funded Units, Each Consisting of a Pre-funded Warrant to Purchase One Share of Common Stock and Two Warrants to Purchase Shares of Common Stock

PROSPECTUS

Aegis Capital Corp.

, 2022

Until and including                   , 2022 (25 days after the date of this prospectus), all dealers effecting transactions in our securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by us, other than underwriting discounts and commissions, upon completion of this offering. All amounts shown are estimates except for the SEC registration fee, the FINRA filing fee and the exchange listing fee.

Amount to be Paid
SEC registration fee	$5,779
FINRA filing fee	2,750
Exchange listing fee	5,000
Printing and engraving expenses	5,000
Legal fees and expenses	175,000
Accounting fees and expenses	30,000
Transfer agent and registrar fees	5,990
Miscellaneous expenses	9,900
Total	$239,419

Item 14. Indemnification of Directors and Officers.

Our articles of incorporation and bylaws limit the liability of our officers and directors and provide that we will indemnify our officers and directors, in each case, to the fullest extent permitted by the Nevada Revised Statutes, or the NRS.

NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

II-1

Item 15. Recent Sale of Unregistered Securities

During 2021, the Company completed stock subscriptions through a private placement for 487,204 shares of common stock at $7.00 per share. In addition, the Company issued 71,429 shares to a vendor for engineering and design services provided for equipment and for partial payments for equipment begin manufactured, 28 ,571 shares related to an acquisition and 2,857 shares for services.

In 2020, the Company sold 669,286 shares of common stock to investors at an average purchase price of $5.11 per share.

During 2021, the Company granted 511,764 stock options at an exercise price of $7.00, including 71,248 stock options granted to a vendor relating to an equipment purchase, 114,285 stock options under an executive employment agreement and 35,714 options relating to an acquisition agreement

In 2020, the Company granted options to purchase 267,143 shares of common stock at a weighted average exercise price of $4.66.

In 2019, the Company sold 424,572 shares of common stock to investors at an average purchase price of $4.27 per share.

In 2019, the issued 14,286 shares of common stock for services relating to research and development.

In 2019, the Company granted options to purchase 134,286 shares of common stock at a weighted average exercise price of $4.38, as compensation.

The offers, sales, and issuances of the above securities were exempt from registration under the Securities Act by virtue of Section 4(a)(2) of the Securities Act as transactions by an issuer not involving any public offering, or in reliance on Rule 701 promulgated under Section 3(b) of the Securities Act because the transactions were pursuant to compensatory benefit plans or contracts relating to compensation as provided under Rule 701.

Item 16. Exhibits and Financial Statement Schedules.

Exhibits

See the Exhibit Index immediately preceding the signature page hereto for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

Financial Statement Schedules

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

II-2

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement
3.1	Articles of Incorporation of Registrant (previously filed)
3.2	Certificate of Designation of Series A Preferred Stock (previously filed)
3.3	Bylaws of Registrant (previously filed)
5.1	Legal Opinion of Sichenzia Ross Ference LLP
10.1	Asset/Share Purchase Agreement, dated June 10, 2020, among the Company, Safegard Medical (Hungary) Ktf,, Numan Holding Ltd, Cortrus Services SA and Latitude Investments Limited (previously filed)
10.2	Amendment No. 1 to Asset/Share Purchase Agreement, dated June 24, 2020 (previously filed)
10.3	Amendment No. 2 to Asset/Share Purchase Agreement, dated August 27, 2020 (previously filed)
10.4	Amendment No. 3 to Asset/Share Purchase Agreement, dated October 28, 2020 (previously filed)
10.5	Amendment No. 4 to Asset/Share Purchase Agreement, dated July 19, 2021 (previously filed)
10.6	Amendment No. 5 to Asset/Share Purchase Agreement, dated February 28, 2022 (previously filed)
10.7	Letter, dated September 23, 2021, from Numan Holding Ltd (previously filed)
10.8	Employment Agreement, dated September 9, 2021, between the Company and Robert Hayes (previously filed)
10.9	Consulting Agreement between the Company and Alan Blackman (previously filed)
10.10	Amended Consulting Agreement, dated May 28, 2019, between the Company and Barry Berler (previously filed)
10.11	Royalty Agreement, dated July 11, 2017, between Alan Blackman and Barry Berler (previously filed)
10.12	Amendment to Royalty Agreement, dated September 4, 2018 (previously filed)
10.13	Consulting Agreement, dated January 1, 2021, between the Company and Berry Berler (previously filed)
10.14	Note Purchase Agreement, dated December 14, 2021, among the Company and the purchasers named therein (previously filed)
10.15	Form of Note (previously filed)
10.16	Security Agreement among the Company and the secured parties named therein (previously filed)
10.17	Consent to be named as a director nominee of Jason Monroe (previously filed)
10.18	Consent to be named as a director nominee of Brenda Baird Simpson (previously filed)
10.19	Form of Warrant for this offering
10.20	Form of Pre-Funded Warrant for this offering (previously filed)
10.21	Form of Warrant Agent Agreement (Pre-Funded Warrants)
10.22	2022 Equity Incentive Plan (previously filed)
10.23	Plan and Agreement of Merger, dated March 22, 2022, between Sharps Technology, Inc., a Wyoming corporation, and Sharps Technology, Inc., a Nevada corporation (previously filed)
10.24	Form of Warrant Agent Agreement (Warrants)
10.25	Form of Representative’s Warrant (previously filed)
23.1	Consent of Manning Elliott LLP
23	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1)
24.1	Power of Attorney (previously filed)
107	Filing Fees Exhibit

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Melville, State of New York, on the 7th day of April, 2022.

SHARPS TECHNOLOGY, INC

By:	/s/ Robert M. Hayes
Robert M. Hayes
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert M. Hayes	Chief Executive Officer and Director	April 7, 2022
Robert M. Hayes	(Principal Executive Officer)

/s/ Andrew R. Crescenzo	Chief Financial Officer	April 7, 2022
Andrew R. Crescenzo	(Principal Financial and Accounting Officer)

/s/ Alan R. Blackman*	Co-Chairman, Chief Investment Officer	April 7, 2022
Alan R. Blackman	and Chief Operating Officer

/s/ Dr. Soren Bo Christiansen*	Co-Chairman	April 7, 2022
Dr Soren Bo Christiansen

/s/ Paul K. Danner*	Director	April 7, 2022
Paul K. Danner

/s/ Timothy J. Ruemler*	Director	April 7, 2022
Timothy J. Ruemler

* By:	/s/ Robert M. Hayes
Attorney-in-fact

II-4